                          AGREEMENT AND PLAN OF MERGER





                                  BY AND AMONG

                            HARVARD BIOSCIENCE, INC.
                                     "HBIO"

                             UNION BIOMETRICA, INC.
                                  THE "COMPANY"

                             UNION BIOMETRICA, INC.
                                     "NEWCO"

                                       AND

                THE STOCKHOLDERS OF THE COMPANY IDENTIFIED HEREIN









                            DATED AS OF MAY 31, 2001

                          AGREEMENT AND PLAN OF MERGER

                                      INDEX



                                                                                                                PAGE

     SECTION 1.     PLAN OF MERGER................................................................................2
         1.1      The Merger......................................................................................2
         1.2      Exchange Procedures.............................................................................5
         1.3      Fractional Shares...............................................................................6
         1.4      Escrow of Shares; Escrow Agreement..............................................................6
         1.5      Effect of Stockholder Approval; Representative..................................................7
         1.6      Tax-Free Reorganization.........................................................................8
         1.7      Purchaser's Representative......................................................................8

     SECTION 2.     CLOSING.......................................................................................8
         2.1      Closing.........................................................................................8
         2.2      Termination of Stockholder Agreements...........................................................8
         2.3      Further Assurances..............................................................................9

     SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES WITH RESPECT TO THE COMPANY.............9
         3.1      Making of Representations and Warranties........................................................9
         3.2      Organization and Qualification of the Company...................................................9
         3.3      Capitalization; Beneficial Ownership...........................................................10
         3.4      Subsidiaries...................................................................................10
         3.5      Authority of the Company.......................................................................11
         3.6      Real and Personal Property.....................................................................11
         3.7      Financial Statements...........................................................................12
         3.8      Taxes..........................................................................................13
         3.9      Accounts Receivable; Accounts Payable; Inventories.............................................15
         3.10     Absence of Certain Changes.....................................................................16
         3.11     Ordinary Course................................................................................17
         3.12     Banking Relations..............................................................................17
         3.13     Intellectual Property..........................................................................18
         3.14     Contracts......................................................................................21
         3.15     Litigation.....................................................................................23
         3.16     Compliance with Laws...........................................................................23
         3.17     Insurance......................................................................................23
         3.18     Powers of Attorney.............................................................................23
         3.19     Finder's Fee...................................................................................24
         3.20     Corporate Records; Copies of Documents.........................................................24
         3.21     Transactions with Interested Persons...........................................................24
         3.22     Employee Benefit Programs......................................................................24


                                      (i)

         3.23     List of Directors, Officers and Employees......................................................26
         3.24     [Reserved].....................................................................................27
         3.25     Transfer of Shares.............................................................................27
         3.26     Stock Repurchase...............................................................................27
         3.27     Environmental Matters..........................................................................27
         3.28     Customers, Distributors and Partners...........................................................28
         3.29     Suppliers......................................................................................28
         3.30     Warranty and Related Matters...................................................................28
         3.31     Backlog........................................................................................29
         3.32     Disclosure.....................................................................................29

     SECTION 4.     SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS...................................29
         4.1      Company Shares.................................................................................29
         4.2      Authority......................................................................................29
         4.3      Finder's Fee...................................................................................30
         4.4      Agreements.....................................................................................30
         4.5      Investment Representation......................................................................30
         4.6      Non-Foreign Status.............................................................................31

     SECTION 5.     COVENANTS OF THE COMPANY PARTIES.............................................................31
         5.1      Making of Covenants and Agreements.............................................................31
         5.2      Confidential Information and Unfair Competition................................................31
         5.3      Authorizations.................................................................................33
         5.4      Authorization from Others......................................................................33
         5.5      Conduct of Business............................................................................33
         5.6      Financial Statements...........................................................................34
         5.7      Preservation of Business and Assets............................................................35
         5.8      Tax Returns....................................................................................35
         5.9      Notice of Default..............................................................................35
         5.10     Consummation of Agreement......................................................................35
         5.11     Cooperation of the Company and Company Parties.................................................35
         5.12     [Reserved].....................................................................................35
         5.13     Confidentiality................................................................................35
         5.14     Audited Financial Information..................................................................36

     SECTION 6.     REPRESENTATIONS AND WARRANTIES OF HBIO.......................................................36
         6.1      Making of Representations and Warranties.......................................................36
         6.2      Organization of HBIO and Newco.................................................................36
         6.3      Authority of HBIO and Newco....................................................................37
         6.4      Litigation.....................................................................................38
         6.5      Finder's Fee...................................................................................38
         6.6      SEC Reports....................................................................................38
         6.7      Shares.........................................................................................38


                                      (ii)


     SECTION 7.     COVENANTS OF HBIO............................................................................38
         7.1      Making of Covenants and Agreement..............................................................38
         7.2      Confidentiality................................................................................38
         7.3      Cooperation of HBIO............................................................................39
         7.4      Notice of Default..............................................................................39
         7.5      Immigration....................................................................................39

     SECTION 8.     CONDITIONS TO THE OBLIGATIONS OF HBIO........................................................39
         8.1      Litigation; No Opposition......................................................................39
         8.2      Representations, Warranties and Covenants......................................................40
         8.3      [Reserved].....................................................................................40
         8.4      Approvals......................................................................................40
         8.5      Employment/Non-Competition Agreements..........................................................40
         8.6      Stockholders' Equity and Cash..................................................................40
         8.7      Delivery.......................................................................................40
         8.8      Escrow Agreement...............................................................................41
         8.9      Release........................................................................................41
         8.10     Option Matters.................................................................................41
         8.11     HSR Act........................................................................................42
         8.12     Material Adverse Change........................................................................42
         8.13     Mass Business Mezzanine Fund I, LLC Bridge Loan................................................42
         8.14     Gateway Financial Group, Inc. Finder's Fee.....................................................42
         8.15     Bank Signatures................................................................................42

     SECTION 9.     CONDITIONS TO OBLIGATIONS OF THE COMPANY PARTIES.............................................42
         9.1      No Litigation; No Opposition...................................................................42
         9.2      Representations, Warranties and Covenants......................................................42
         9.3      Delivery.......................................................................................43
         9.4      Escrow Agreement...............................................................................44
         9.5      HSR Act........................................................................................44

    SECTION 10.     [RESERVED.]..................................................................................44

    SECTION 11.     RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.................................................44
         11.1     Survival of Representations, Warranties and Covenants..........................................44
         11.2     Regulatory Filings.............................................................................44

    SECTION 12.     INDEMNIFICATION..............................................................................44
         12.1     Indemnification by the Stockholders............................................................44
         12.2     Limitations on Indemnification by the Company Parties..........................................45
         12.3     Indemnification by HBIO........................................................................46
         12.4     Limitation on Indemnification by HBIO..........................................................47
         12.5     Notice; Defense of Claims......................................................................47
         12.6     Escrow Shares..................................................................................48


                                     (iii)

    SECTION 13.     DEFINITIONS..................................................................................48
         13.1     Definitions....................................................................................48

    SECTION 14.     MISCELLANEOUS................................................................................52
         14.1     Fees and Expenses..............................................................................52
         14.2     Dispute Resolution.............................................................................52
         14.3     Waivers........................................................................................53
         14.4     Governing Law..................................................................................53
         14.5     Notices........................................................................................53
         14.6     Entire Agreement...............................................................................54
         14.7     Assignability; Binding Effect..................................................................54
         14.8     Captions and Gender............................................................................54
         14.9     Execution in Counterparts......................................................................54
         14.10    Amendments.....................................................................................54
         14.11    Publicity and Disclosures......................................................................55
         14.12    Consent to Jurisdiction........................................................................55
         14.13    Company Preferred Stock Allocation for Tax Purposes Only.......................................55


                                      (iv)


EXHIBITS

Exhibit 1.1(g)(iii)    --      Form of HBIO Option
Exhibit 1.2            --      Letter of Transmittal
Exhibit 1.4            --      Form of Escrow Agreement
Exhibit 8.5            --      Form of Employment/Non-Competition Agreement
Exhibit 8.7(g)         --      Transferor's Certificate of Non-Foreign Status
Exhibit 8.9            --      Form of Release
Exhibit 8.10           --      Form of Option Cancellation and Exchange Agreement


SCHEDULES

Schedule 1.1(g)(iii)   --      Company Options
Schedule 3.3(a)        --      Options; Rights to Purchase
Schedule 3.3(b)        --      Company Capitalization; Voting Agreements
Schedule 3.4           --      Subsidiaries
Schedule 3.5           --      Approvals; Waivers
Schedule 3.6(a)        --      Real Property
Schedule 3.6(b)        --      Personal Property
Schedule 3.7           --      Financial Statements
Schedule 3.8           --      Taxes
Schedule 3.9           --      Accounts Receivable; Accounts Payable
Schedule 3.10          --      Adverse Changes
Schedule 3.12          --      Banking Relations
Schedule 3.13          --      Intellectual Property
Schedule 3.14          --      Contracts; Commitments
Schedule 3.16          --      Compliance with Laws
Schedule 3.17          --      Insurance
Schedule 3.21          --      Transactions with Interested Persons
Schedule 3.22          --      Employee Benefit Programs
Schedule 3.23(a)       --      Directors and Officers; Certain Employees
Schedule 3.23(b)       --      Employment Agreements
Schedule 3.25          --      Share Transfers
Schedule 3.26          --      Repurchases
Schedule 3.28          --      Customers, Distributors and Partners
Schedule 3.29          --      Suppliers
Schedule 3.30          --      Warranties
Schedule 3.31          --      Backlog
Schedule 4.1           --      Share Restrictions
Schedule 5.1           --      List of Company Parties
Schedule 5.5           --      Conduct of Business; Exceptions
Schedule 8.10          --      List of Option Holders Who Executed Cancellation and Exchange
                               Agreements



                                      (v)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of May 31, 2001, by and among Harvard Bioscience, Inc., a Delaware corporation ("HBIO"), Union Biometrica, Inc., a Massachusetts corporation (the "Company"), Union Biometrica, Inc., a Delaware corporation ("Newco"), and the stockholders of the Company listed on the signature pages hereto or who otherwise becomes a party to this Agreement (collectively, the "Stockholders", and each individually, a "Stockholder"). The Company and the Stockholders shall collectively be known as the "Company Parties," and each individually, as a "Company Party." All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 13.1 hereof.

                               W I T N E S S E T H

         WHEREAS, the Company is engaged in the business of developing, making and selling instruments, assays and biological systems for the automated handling of model organisms;

         WHEREAS, the Stockholders own of record and beneficially all of the issued and outstanding capital stock of the Company, consisting of FOUR HUNDRED TWENTY-NINE THOUSAND NINE HUNDRED FORTY-FIVE (429,945) shares of the Company's Common Stock, no par value (the "Company Common Stock"), and NINETY FOUR THOUSAND EIGHT HUNDRED FIFTY-SIX (94,856) shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Company Preferred Stock");

         WHEREAS, HBIO and the Company desire to effect a combination of their respective businesses through a merger of the Company with and into Newco, a subsidiary of HBIO, in accordance with applicable laws;

         WHEREAS, the Boards of Directors of HBIO, Newco and the Company each have determined that it is in the best interests of their respective stockholders for the Company to merge with and into Newco upon the terms in and subject to the conditions of this Agreement (the "Merger");

         WHEREAS, Newco and the Company intend that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that this Agreement shall constitute a plan of reorganization for the purposes of Section 368 of the Code; and

         WHEREAS, in order to induce HBIO and Newco to enter into this Agreement, and in order to receive the benefits that will accrue to them upon consummation of the Merger, the Company Parties have agreed to make certain representations, warranties and covenants as set forth herein.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. PLAN OF MERGER.

    1.1 THE MERGER.

         (a) THE MERGER. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.1(c) hereof), in accordance with this Agreement, the Delaware General Corporation Law (the "Delaware Law") and the Massachusetts Business Corporation Law (the "Massachusetts Law"), the Company shall merge with and into Newco, the separate existence of the Company shall cease and Newco shall continue, as the surviving corporation under the corporate name Union Biometrica, Inc. Newco, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation," and Newco and the Company are sometimes referred to collectively herein as the "Constituent Corporations."

         (b) EFFECT OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the Delaware Law,
Section 80 of the Massachusetts Law and all other applicable laws.

         (c) CONSUMMATION OF THE MERGER. On the Closing Date (as defined in
Section 2.1 hereof), the parties hereto shall cause (i) a Certificate of Merger to be filed with the Secretary of State of Delaware, in such form as required by, and executed in accordance with, Section 252 of the Delaware Law and (ii) Articles of Merger to be filed with the Secretary of State of Massachusetts, in such form as required by, and executed in accordance with, Section 79 of the Massachusetts Law. The Merger shall be effective as of the date of filing of the Certificate of Merger (the "Effective Time").

         (d) CERTIFICATE OF INCORPORATION. From and after the Effective Time, the Certificate of Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be and become the Certificate of Incorporation of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the Delaware Law.

         (e) BY-LAWS. The By-Laws of Newco, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the Delaware Law.

         (f) DIRECTORS AND OFFICERS. The directors and officers of Newco holding office immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

         (g) MERGER CONSIDERATION. The manner of converting or canceling shares of the Company in the Merger shall be as follows:

              (i) COMPANY COMMON STOCK. At the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares as provided in Section 1.1(g)(iv)) will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be exchanged for the Common Stock Per Share Merger Consideration (as defined in Section 1.1(g)(vii)), subject to the provisions of Section 1.3 regarding the elimination of fractional shares.

              (ii) COMPANY PREFERRED STOCK. At the Effective Time, each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares as provided in Section 1.1(g)(iv)) will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be exchanged for the Preferred Stock Per Share Merger Consideration (as defined in Section 1.1(g)(vii)), subject to the provisions of Section 1.3 regarding the elimination of fractional shares.

              (iii) COMPANY OPTIONS. At the Effective Time, each option to purchase shares of Company Common Stock (each, an "Option") that is outstanding immediately prior to the Effective Time (not to exceed options to purchase 123,060 shares of Company Common Stock in the aggregate) (all of which such Options are set forth on SCHEDULE 1.1(g)(iii)) will, by virtue of the Merger and at the Effective Time and without the need for any further action on the part of any holder thereof, be cancelled and in substitution thereof HBIO will issue options (a "HBIO Option") to purchase a whole number of shares of HBIO Common Stock as provided in this Section 1.1(g) (iii). None of the Options that are unvested as of the Effective Time shall, except as required by their terms or as otherwise agreed upon by HBIO and the Company (which such Options that by their terms or otherwise accelerate are indicated on SCHEDULE 1.1(g)(iii)) become vested as a result of the execution and delivery of this Agreement, the consummation of the Merger or the issuance of substitute HBIO Options thereunder. The status as an "incentive stock option" under Section 422 of the Code (if applicable) or as a non-qualified stock option, will to the extent permitted by law, be unchanged and continue in effect after the Effective Time. This Section 1.1(g)(iii) is intended to meet the requirements of Section 424(a) of the Code and shall be interpreted consistent with such intent. For each outstanding Option, an HBIO Option in the form of EXHIBIT 1.1(g)(iii), shall be issued. The number of HBIO Options to be issued in substitution for each outstanding Option, the exercise price thereof, and the remaining vesting schedule (if any) are as set forth on SCHEDULE 1.1(g)(iii).

              (iv) COMPANY DISSENTING SHARES. Holders of shares of Company Common Stock or Company Preferred Stock who have complied with all requirements for perfecting shareholder appraisal rights, as set forth in
    Section 89 of the Massachusetts Law shall be entitled to their rights under the Massachusetts Law with respect to such shares ("Dissenting Shares"), and Dissenting Shares will not be converted into the Merger Consideration (as defined in Section 1.2(a) hereof) in the Merger. Shares of Company Common Stock or Company Preferred Stock that are outstanding immediately prior to the Effective Time and with respect to which dissenting stockholders' rights to dissent under the Massachusetts Law have either (a) not been properly exercised and perfected or (b) with the consent of the Company and HBIO, been withdrawn, will, when such dissenting stockholders' rights can no longer be legally exercised under the Massachusetts Law, be converted into the Merger Consideration as provided in
    Section 1.1(g)(i) or 1.1(g)(ii) hereof, respectively.

              (v) ADJUSTMENTS FOR CAPITAL CHANGES. Notwithstanding the provisions of Section 1.1(g)(i), 1.1(g)(ii) or 1.1(g)(iii), if at any time after the date this Agreement is duly executed by all parties and prior to the Effective Time, HBIO recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares of HBIO Common Stock into a greater number of such shares, or a combination (or reverse stock split) of any of its outstanding shares of HBIO Common Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of HBIO Common Stock into the same or a different number of shares of other classes (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend on its outstanding shares payable in shares of HBIO Common Stock, in shares or securities convertible into shares of HBIO Common Stock or in cash or other property (each, a "Capital Change"), then the HBIO Average Price Per Share (as defined in Section 1.1(g)(vii)) will be proportionally and equitably adjusted.

              (vi) [Reserved]

              (vii) DEFINITIONS. For purposes of this Section 1.1(g) and this Agreement generally the following definitions apply:

         "CASH PER SHARE CONVERSION AMOUNT" means the quotient obtained by dividing (a) the Cash Merger Value (as defined below) by (b) the number of outstanding fully-diluted shares of Company Common Stock as of the Closing Date (which shall represent all outstanding equity and rights to receive equity in the Company and shall include, without limitation, the shares of Company Common Stock outstanding on the date hereof and the shares of Company Common Stock issuable upon conversion of the shares of Company Preferred Stock outstanding on the date hereof, but shall not include the shares of Company Common Stock issuable upon exercise of the Options outstanding on the date hereof), which quotient shall be rounded up to the nearest one hundred thousandth of a dollar (seven (7) decimal places).

         "CASH MERGER VALUE" shall be equal to $7,150,000 less the sum of (i) the Preferred Stock Liquidation Preference (as defined below) and (ii) the Preferred Stock Dividends (as defined below).

         "COMMON STOCK PER SHARE MERGER CONSIDERATION" shall consist of (a) cash equal to the Cash Per Share Conversion Amount, and (b) a number of shares of HBIO Common Stock equal to the Stock Conversion Number (as defined below).

         "HBIO AVERAGE PRICE PER SHARE" shall be equal to the weighted average closing price per a share of HBIO Common Stock over the ten (10) calendar days prior to, but not including, the Closing Date; provided, however, that (i) the "HBIO Average Price Per Share" shall be equal to $7.00 in the event the foregoing calculation yields a price per a share of HBIO Common Stock less than $7.00 and (ii) the "HBIO Average Price Per Share" shall be equal to $12.00 in the event the foregoing calculation yields a price per share of HBIO Common Stock greater than $12.00.


         "HBIO MERGER STOCK" means the quotient obtained by dividing (a) $7,146,675.96 by (b) the HBIO Average Price Per Share, which quotient shall be rounded up to the nearest one hundred thousandth of a cent (seven (7) decimal places).

         "PREFERRED STOCK DIVIDENDS" shall equal $118,439 as of May 31, 2001.

         "PREFERRED STOCK LIQUIDATION PREFERENCE" shall be equal to $2,010,000.

         "PREFERRED STOCK PER SHARE LIQUIDATION PREFERENCE" means the quotient obtained by dividing (a) the sum of the Preferred Stock Liquidation Preference and Preferred Stock Dividends by (b) the number of outstanding shares of Company Preferred Stock as of the Closing Date (which quotient shall be rounded up to the nearest one hundred thousandth of a dollar (seven (7) decimal places).

         "PREFERRED STOCK PER SHARE MERGER CONSIDERATION" shall consist of (a) cash equal to the sum of (i) the Preferred Stock Per Share Liquidation Preference and (ii) the Cash Per Share Conversion Amount, and (b) a number of shares of HBIO Common Stock equal to the Stock Conversion Number.

          "STOCK CONVERSION NUMBER" means the quotient obtained by dividing (a) the HBIO Merger Stock by (b) the number of outstanding fully-diluted shares of Company Common Stock as of the Closing Date (which shall represent all outstanding equity and rights to receive equity in the Company and shall include, without limitation, the shares of Company Common Stock outstanding on the date hereof and the shares of Company Common Stock issuable upon conversion of the shares of Company Preferred Stock outstanding on the date hereof, but shall not include the shares of Company Common Stock issuable upon exercise of the Options outstanding on the date hereof), which quotient shall be rounded up to the nearest one hundred thousandth of a share (seven (7) decimal places).

    1.2 EXCHANGE PROCEDURES.

         (a) At or as soon as practicable after the Effective Time, HBIO shall make available, and each Stockholder of the Company will be entitled to receive, upon surrender to HBIO of one or more certificates ("Company Certificates") representing shares of Company Common Stock or Company Preferred Stock for cancellation with a letter of transmittal in the form attached hereto as EXHIBIT 1.2, cash and certificates ("HBIO Certificates") representing the number of shares of HBIO Common Stock ("HBIO Common Shares") that such Stockholder is entitled to receive pursuant to Section 1.1(g) hereof; PROVIDED, HOWEVER, that the HBIO Certificates representing the Escrow Shares (as defined in Section 1.4 hereof) shall be held in escrow in accordance with
Section 1.4 of this Agreement. The cash and the HBIO Common Shares (the "Merger Consideration") that each Stockholder shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any Person other than the Person in whose name the Company Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Person requesting such exchange shall pay to HBIO any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Company Certificate(s) so surrendered, or shall establish to the satisfaction of HBIO that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither HBIO nor any other party hereto shall be liable to a holder of Company Shares (as defined in Section 4.1 hereof) for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. Any holder of Company Shares whose Company Certificate(s) have been lost or stolen shall comply with the instructions set forth in the letter of transmittal (attached hereto as EXHIBIT 1.2) in order to receive the Merger Consideration.

         (b) After the Effective Time, there shall be no transfers of any Company Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Company Certificates are presented to HBIO, they shall be canceled and exchanged in accordance with Sections 1.1(g) and 1.2 hereof, subject to Section 1.1(g)(iv) with respect to Dissenting Shares and Section 1.4 with respect to Escrow Shares.

    1.3 FRACTIONAL SHARES. No fractional HBIO Common Shares shall be issued in connection with the Merger, but in lieu thereof, the holder of any Company Shares who would otherwise be entitled to receive a fraction of a HBIO Common Share (after aggregating all HBIO Common Shares being issued to such holder in the Merger at such time) shall receive from HBIO promptly after the Effective Time, an amount of cash equal to such fraction multiplied by the HBIO Average Price Per Share in the case of shares issued as Common Stock Per Share Merger Consideration or Preferred Stock Per Share Merger Consideration.

    1.4 ESCROW OF SHARES; ESCROW AGREEMENT. At the Effective Time, HBIO (A) will withhold from the shares of HBIO Common Stock to be issued to Stockholders in the Merger on conversion of their outstanding shares of Company Common Stock pursuant to Section 1.1(g)(i) above or Company Preferred Stock pursuant to
Section 1.1(g)(ii) above an aggregate number of such shares of HBIO Common Stock that is equal to 484,312 shares of HBIO Common Stock to which the outstanding shares of Company Common Stock and Company Preferred Stock have been converted pursuant to Sections 1.1(g)(i) and (ii) (such withheld shares of HBIO Common Stock being hereinafter referred to as the "Escrow Shares") with such Escrow Shares to be rounded down to the nearest whole number of shares to be issued to each Stockholder as provided below, and (B) will deliver certificates representing such Escrow Shares to Boston Safe Deposit and Trust Company or a similar institution, as escrow agent (the "Escrow Agent"), together with related stock transfer powers duly executed in blank by each Stockholder, to be held by the Escrow Agent as security for the Stockholders' indemnification obligations under Section 12 and pursuant to the provisions of an escrow agreement in substantially the form of EXHIBIT 1.4 attached hereto (the "Escrow Agreement") to be entered into on or prior to the Closing by HBIO, the Escrow Agent and the Representatives (as defined in Section 1.5). The Escrow Shares to be withheld from each Stockholder shall equal the product of (x) the Escrow Shares and (y) the quotient of the total number of shares of HBIO Common Stock issuable to such Stockholder under Sections 1.1(g)(i) and 1.1(g)(ii) divided by the total number of shares of HBIO Common Stock issued to all Stockholders under Sections 1.1(g)(i) and 1.1(g)(ii)(in the case of each Stockholder, rounded down to the nearest whole number of Shares), will be represented by a certificate or certificates issued in the names of each of the Stockholders in proportion to their respective interests therein and will be held by the Escrow Agent pursuant to and in accordance with the terms of the Escrow Agreement.

    1.5 EFFECT OF STOCKHOLDER APPROVAL; REPRESENTATIVE. Upon the approval of the Merger, each of the Stockholders shall be conclusively deemed to have consented to, approved and agreed to be personally bound by: (i) the Escrow Agreement;
(ii) the appointment of Petra Krauledat and Andrew Clapp as the representatives of Stockholders (the "Representatives") under the Escrow Agreement and as the attorneys-in-fact and agents for and on behalf of each Stockholder as provided in the Escrow Agreement (ii); and (iii) the taking by the Representatives of any and all actions and the making of any decisions required or permitted to be taken by the Representatives under the Escrow Agreement, including, without limitation, the exercise of the power to: (a) authorize delivery to HBIO of Escrow Shares in satisfaction of indemnity claims by a HBIO Indemnified Party with respect to claims for indemnification pursuant to Section 12 hereof and/or the Escrow Agreement; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (c) arbitrate, resolve, settle or compromise any claim for indemnification by a HBIO Indemnified Party made pursuant to Section 12 hereof; and (d) take all actions necessary in the judgment of the Representatives for the accomplishment of the foregoing. The Representatives shall have authority and power to act on behalf of each Stockholder with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims for indemnification by a HBIO Indemnified Party under Section 12 hereof or governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement so long as all Stockholders are treated in the same manner. The Stockholders will be bound by all actions taken and documents executed by a Representative in connection with the Escrow Agreement and HBIO shall be entitled to rely on any action or decision of a Representative. In performing the functions specified in this Agreement and the Escrow Agreement, the Representatives shall not be liable to any Stockholder in the absence of gross negligence or willful misconduct on the part of the Representatives. Any out-of-pocket costs and expenses reasonably incurred by the Representatives in connection with actions taken pursuant to the terms of the Escrow Agreement will be paid by the Stockholders to the Representatives out of the Escrow Shares pro rata in proportion to their respective percentage interests in the Escrow Shares, to the extent that any Escrow Shares continue to be owned by Stockholders following expiration of the Escrow Agreement and satisfaction of all claims made or asserted by a HBIO Indemnified Party under the Escrow Agreement and in cash pro rata in proportion to their respective percentage interests in the Escrow Shares to the extent that any such costs and expenses exceed the available Escrow Shares. This Agreement shall not make any Representative liable for any amounts owed by any of the Stockholders under, or other obligations undertaken by any of the Stockholders in, this Agreement or any other agreement entered into by the Stockholders in connection with the transactions contemplated hereby (all such amounts and obligations being referred to collectively as the "Stockholders' Obligations"), it being expressly agreed and understood by HBIO that the Stockholders' Obligations are the full and complete obligations of the Stockholders. Any action taken or determination made by any Representative in his capacity as such is taken or made on behalf of and for the account of the Stockholders, and not in any individual or other capacity.

    1.6 TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a reorganization described in Code Section 368(a)(1)(A) by virtue of Code Section 368(a)(2)(D). Each of HBIO, Newco and the Company Parties shall treat the Merger as such a reorganization and report consistently therewith for federal, state, local and foreign income tax purposes. None of the parties will knowingly take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Code Section 368(a).

    1.7 PURCHASER'S REPRESENTATIVE. Each of the Stockholders hereby acknowledges that Andrew Clapp is such Stockholder's "purchaser's representative" as defined in Rule 501(h) of the Securities Act in connection with evaluating the merits and risks of such Stockholder's prospective investment in HBIO Common Stock, and Andrew Clapp hereby represents that he has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the prospective investment in HBIO Common Stock.

SECTION 2. CLOSING.

    2.1 CLOSING. The closing of the transactions provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin Procter LLP at Exchange Place, Boston, Massachusetts at 10:00 a.m. local time on the closing date, which shall be on the day of the fulfillment or waiver of each of the conditions set forth in Sections 8 (other than Section 8.7) and 9 (other than Section 9.3) hereof or at such other place, or an earlier or later date or time as may be mutually agreed upon by HBIO and the Company (the "Closing Date").

    2.2 TERMINATION OF STOCKHOLDER AGREEMENTS. Each of the Company Parties hereby agrees that (i) the Registration Rights Agreement dated as of May 19, 2000, as amended from time to time, by and among the Company and certain stockholders of the Company named therein, (ii) the Series A Stock Purchase Agreement dated as of May 19, 2000, as amended from time to time, by and among the Company and certain stockholders of the Company named therein, (iii) the Common Stock Purchase Warrant dated as of July 27, 2000 issued to Venture Partners Capital, LLC by the Company and assigned to certain stockholders of the Company, and (iv) all other agreements containing preemptive rights, registration rights, co-sale rights, voting rights or rights of first refusal between the Company and any stockholder of the Company shall terminate on the Closing Date and be of no further force and effect after the Closing.

    2.3 FURTHER ASSURANCES. The Stockholders shall from time to time after the Closing, at the request of HBIO and without further consideration, execute and deliver further instruments of transfer and assignment and take such other action as HBIO may reasonably require to more effectively transfer and assign to, and vest in, Newco the business and assets currently held by the Company and all rights thereto, and to fully implement the provisions of this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES WITH RESPECT TO THE COMPANY.

    3.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to HBIO to enter into this Agreement and consummate the transactions contemplated hereby, the Company and, to her best knowledge, Petra Krauledat, jointly and severally hereby make to HBIO the representations and warranties contained in this Section 3; PROVIDED, HOWEVER, that the Company jointly with each of the Stockholders, but each of the Stockholders severally and not jointly, makes the representations set forth in Sections 3.3(b), 3.18 (to the extent such representation relates to such Stockholder), 3.24 and 3.25 hereof. Notwithstanding anything contained herein to the contrary, unless the context otherwise clearly requires, all references to Company shall be deemed to include the Company and its Subsidiary (as defined in Section 3.4).

    3.2 ORGANIZATION AND QUALIFICATION OF THE COMPANY.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. The copies of the Company's Articles of Organization, as amended and restated to date (the "Articles of Organization"), certified by the Secretary of State of the Commonwealth of Massachusetts, and of the Company's By-Laws, as amended to date, certified by the Company's Clerk, and heretofore delivered to HBIO's counsel, are complete and correct, and no amendments thereto are pending. The Company is not in violation of any term of its Articles of Organization or By-Laws. The Company is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect on the Company.

         (b) The Subsidiary (as defined in Section 3.4) is a corporation duly organized, validly existing and in good standing under the laws of Germany, with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. A certified copy of the inscription of the Subsidiary in the Commercial Register with the register number B 771 at the municipal court (Amtsgericht) Jever, a non-certified copy of the list of shareholders at such Commercial Register and the corporate documents of the Subsidiary as filed with such Commercial Register, including a notarized copy of the articles of incorporation, certified by the Subsidiary's managing director, and heretofore delivered to HBIO's counsel, are complete and correct, and no amendments thereto are pending. The Subsidiary is not in violation of any term of its charter documents or by-laws. The Subsidiary is duly qualified to do business under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect on the Subsidiary.

    3.3 CAPITALIZATION; BENEFICIAL OWNERSHIP.

         (a) The authorized capital stock of the Company consists only of EIGHT HUNDRED NINETY THOUSAND (890,000) shares of Common Stock, no par value, of which FOUR HUNDRED TWENTY-NINE THOUSAND NINE HUNDRED FORTY-FIVE (429,945) shares are duly and validly authorized, issued, outstanding, fully paid and non-assessable and of which FOUR HUNDRED SIXTY THOUSAND FIFTY-FIVE (460,055) shares are authorized but unissued, and ONE HUNDRED TEN THOUSAND (110,000) shares of Series A Convertible Preferred Stock, par value $.01 per share, of which NINETY FOUR THOUSAND EIGHT HUNDRED FIFTY-SIX (94,856) shares are duly and validly authorized, issued, outstanding, fully paid and non-assessable and of which FIFTEEN THOUSAND ONE HUNDRED FORTY-FOUR (15,144) shares are authorized but unissued. Except as set forth on SCHEDULE 3.3(a), there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. Except as explicitly noted on SCHEDULE 3.3(a), no option to purchase shares of capital stock of any class of the Company is subject to accelerated vesting or has been modified in connection with or in contemplation of the transactions contemplated by this Agreement. None of the Company's capital stock has been issued in violation of any federal or state law. The Company has not repurchased any shares of its capital stock from any holder thereof since its inception.

         (b) Each of the Stockholders owns of record the shares of the Company's capital stock set forth opposite such Stockholder's name on SCHEDULE 3.3(b) hereto, free and clear of any Claims. The Stockholders are the only beneficial or record holders of the Company's capital stock, and the capital stock shown on
SCHEDULE 3.3(b) are the only shares of capital stock of the Company held by each Stockholder or with respect to which such Stockholder has any rights. Except as set forth in SCHEDULE 3.3(b) attached hereto, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company's capital stock to which the Company or any of the Stockholders is a party.

         3.4 SUBSIDIARIES. Except as disclosed on SCHEDULE 3.4 hereto, the Company has no, nor has it ever had any, subsidiaries or investments in any other Person. Except as disclosed on SCHEDULE 3.4 hereto, each of the subsidiaries identified on SCHEDULE 3.4 hereto (the "Subsidiary") is wholly-owned by the Company and there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Subsidiary.

         3.5 AUTHORITY OF THE COMPANY. The Company has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument contemplated by this Agreement have been duly authorized by all necessary action of the Company and the Stockholders, and no other action on the part of the Company or the Stockholders is required in connection therewith.

         This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to, or as contemplated by, this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument:

              (i) does not and will not violate any provision of the Articles of Organization or By-laws of the Company, each as amended to date;

              (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction (domestic or foreign) applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any Person or entity (governmental or otherwise) that has not been obtained or made, except as specifically identified on
    SCHEDULE 3.5 hereto; and

              (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, require approval or consent under or give rise to a right of termination of, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets or any Person's interest in the Company, except as specifically identified on SCHEDULE 3.5 hereto.

3.6      REAL AND PERSONAL PROPERTY.

         (a) REAL PROPERTY. All of the real property owned or leased by the Company is identified on SCHEDULE 3.6(a) (herein referred to as the "Owned Real Property" or the "Leased Real Property," as the case may be, or collectively as the "Real Property").

              (i) OWNED REAL PROPERTY. The Company does not own any real property.

              (ii) LEASED REAL PROPERTY. All leases of Leased Real Property by the Company are identified on SCHEDULE 3.6(a), and true and complete copies thereof have been delivered to HBIO. Each of said leases has been duly authorized and executed by the parties thereto and is in full force and effect. The Company is not in material default under any of said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a material default. To the knowledge of the Company Parties, the other party to each of said leases is not in material default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a material default. After giving effect to the Closing, each lease identified on SCHEDULE 3.6(a) will be valid and effective in accordance with its terms, with Newco having succeeded to all the rights and obligations of the Company thereunder.

         (b) PERSONAL PROPERTY. Attached hereto as SCHEDULE 3.6(b) is a list of all the tangible assets of the Company (excluding assets with a value of less than $5,000) and including as part of such Schedule, the tax basis of each such asset (excluding assets with a value of less than $5,000). Except as set forth on SCHEDULE 3.6(b) hereto, as of the date hereof, the Company owns all its assets free and clear of any Claims except for minor imperfections of title or insignificant liens which do not, in the aggregate, detract from the value of such assets, taken as a whole, or interfere with the present or proposed uses thereof or the business of the Company or, after giving effect to the Closing, Newco. After giving effect to the Merger, Newco will own all such assets free and clear of any Claims except those set forth on SCHEDULE 3.6(b) hereto and minor imperfections of title or insignificant liens which do not, in the aggregate, detract from the value of such assets, taken as a whole, or interfere with the present or proposed uses thereof, or the business of Newco. The assets listed on SCHEDULE 3.6(b) hereto include all the material tangible assets used in, and all the assets necessary or desirable for, the conduct of the business of the Company as currently conducted.

    3.7 FINANCIAL STATEMENTS.

         (a) The Company has delivered to HBIO the following financial statements, copies of which are attached hereto as SCHEDULE 3.7:

              (i) audited balance sheets of the Company at December 31, 1999 and 2000, and audited statements of income and stockholders' equity and cash flows for each of the two (2) years then ended, in each case certified by Arthur Andersen LLP. The audited balance sheet of the Company at December 31, 2000 (including the notes thereto) is referred to hereinafter as the "Base Balance Sheet."

              (ii) an unaudited balance sheet of the Company at April 30, 2001, and statements of income and stockholders' equity and cash flows for the four (4) month period then ended, in each case certified by the Company's Controller.

         Said audited financial statements have been prepared in accordance with GAAP using the accrual method of accounting, applied consistently during the periods covered thereby, Said audited and unaudited financial statements are complete and correct in all material respects and present fairly the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby.

         (b) As of the date of the Base Balance Sheet, the Company did not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for Taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of its businesses prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except liabilities stated or adequately reserved against on the Base Balance Sheet or reflected in Schedules furnished to HBIO hereunder as of the date hereof.

         (c) As of the date hereof, the Company does not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except:
(i) liabilities stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) liabilities expressly reflected in Schedules furnished to HBIO hereunder on the date hereof, (iii) immaterial liabilities incurred after the date of the unaudited balance sheet of the Company at April 30, 2001 (a copy of which is attached hereto as part of SCHEDULE 3.7) in the ordinary course of business of the Company consistent with the terms of this Agreement, or (iv) liabilities for Taxes (as such term is defined in Section 3.8 hereof) incurred after the date of the unaudited balance sheet of the Company at April 30, 2001 (a copy of which is attached hereto as part of SCHEDULE 3.7) in the ordinary course of business of the Company.

    3.8 TAXES.

         (a) Each of the Company and its Subsidiary has, in accordance with applicable law, filed all federal, state, local and foreign tax returns required to be filed by it (the "Tax Returns"). A list of all Tax Returns filed with respect to the Company or its Subsidiary for each taxable period thereof, is set forth in SCHEDULE 3.8 attached hereto, and said Schedule indicates those returns that have been audited or currently are the subject of an audit. For each taxable period of the Company and its Subsidiary, the Company has delivered to HBIO correct and complete copies of all federal, state, local and foreign income tax returns of, examination reports relating to, and statements of deficiencies assessed against or agreed to by, the Company or its Subsidiary. The Company had an election in place pursuant to Section 1362 of the Code to be a Subchapter "S" corporation prior to May 19, 2000, and has been taxed as a "C" corporation at all times since.

         (b) Each of the Company and its Subsidiary has paid or caused to be paid all federal, state, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, and transfer taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), whether disputed or not. As of the date of this Agreement, there are no disputed Taxes. The unpaid Taxes of the Company and its Subsidiary (i) did not, as of April 30, 2001 exceed the reserve for tax liability (rather than the reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth in the unaudited balance sheet of the Company at April 30, 2001 (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the date hereof and the date of the Closing in accordance with the past custom and practice of the Company in filing its Tax Returns.

         (c) Neither the IRS nor any other governmental authority is now asserting or, to the knowledge of the Company Parties, threatening to assert against the Company or its Subsidiary any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Company or its Subsidiary does not file reports and returns that the Company or its Subsidiary, as applicable, is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or its Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes. Neither the Company nor its Subsidiary has ever entered into a closing agreement pursuant to Section 7121 of the Code.

         (d) Except as set forth in SCHEDULE 3.8 attached hereto, there has not been any audit of any Tax Returns filed by the Company or its Subsidiary, no such audit is in progress, and neither the Company nor its Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in SCHEDULE 3.8, no extension of time with respect to any date on which a Tax Return was or is to be filed by the Company or its Subsidiary is in force, and no waiver or agreement by the Company or its Subsidiary is in force for the extension of time for the assessment or payment of any Taxes.

         (e) Neither the Company nor its Subsidiary has ever been (or has ever had any liability for unpaid Taxes because it once was) a partner of an "affiliated group" (as defined in Section 1504(a) of the Code) or has any liability for the Taxes of any Person (other than of the Company and its Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Except as set forth in SCHEDULE 3.8, neither the Company nor its Subsidiary has ever filed, or has ever been required to file, a consolidated, combined or unitary Tax Return with any other entity (other than with the Company or its Subsidiary, as applicable). Except as set forth in
SCHEDULE 3.8 attached hereto, neither the Company nor its Subsidiary is a party to any tax sharing agreement.

         (f) None of the Company's payroll, property, or receipts, or other factors used in a particular state's apportionment or allocation formula results in an apportionment or allocation of business income to any state, commonwealth or other jurisdiction other than the Commonwealth of Massachusetts, and the Company does not have any non-business income that is allocated, apportioned or otherwise sourced to any state, commonwealth or other jurisdiction than the Commonwealth of Massachusetts.

         (g) Neither the Company nor its Subsidiary has filed a consent under Code Section 341(f).

         (h) Neither the Company nor its Subsidiary will be required to include any item in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign law); (B) installment sale or open transaction disposition made on or prior to the Closing Date; or (C) prepaid amount received on or prior to the Closing Date.

         (i) The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

         (j) Newco will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. Amounts paid by the Company to holders of Dissenting Shares, amounts paid by the Company to shareholders who receive cash or other property, Company assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the Merger, are included as assets of the Company held immediately prior to the Merger for purposes of this representation.

    3.9 ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE; INVENTORIES

         (a) All of the accounts receivable of the Company as of the Closing are set forth on SCHEDULE 3.9. Except as set forth ON SCHEDULE 3.9, all of the accounts receivable of the Company are valid and enforceable claims, are subject to no set-off or counterclaim, and are fully collectible in the normal course of business, net of the amount of reserves for bad debt as set forth on the Base Balance Sheet. Since the date of the Base Balance Sheet, the Company has collected its accounts and intends to collect its accounts receivable in the ordinary course of its business and in a manner which is consistent with past practices and has not and does not intend to accelerate any such collections. The Company does not have any accounts receivable or loans receivable from any person which is affiliated with it or any of its directors, officers, employees or stockholders.

         (b) All accounts payable of the Company as of the Closing in the amount of $10,000 or more are set forth on SCHEDULE 3.9. Except as set forth on
SCHEDULE 3.9, the terms of the Company's accounts payable are normal and customary and in all cases contain terms requiring payment in full within 60 days. Except as set forth on SCHEDULE 3.9, none of such accounts payable has been outstanding for more than 60 days and the Company has no agreements, arrangements or understandings, whether oral or written, that alter the normal and customary terms requiring payment for its accounts payable.

         (c) Except as set forth on SCHEDULE 3.9, all of the Company's inventory items are of a quality and quantity salable in the ordinary course of its business. The values of the inventories stated in the Base Balance Sheet reflect the normal inventory valuation policies of the Company and were determined in accordance with GAAP applied consistently during the periods covered thereby. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices materially in excess of current market prices. Since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business at profit margins consistent with the Company's experience in prior years, and all sales commitments made for the Company's products are at prices not less than inventory values plus selling expenses and said profit margins.

    3.10 ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 3.10 attached hereto or as expressly provided for herein, since the date of the Base Balance Sheet there has not been:

         (a) Any change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, could reasonably be expected to have a Material Adverse Effect on the Company;

         (b) Any amendment or termination or, to the knowledge of the Company Parties, proposed or threatened amendment or termination, whether written or oral, of any agreement listed in SCHEDULE 3.14 hereto;

         (c) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation (i) liabilities for Taxes due or to become due, or (ii) contingent or potential liabilities relating to services provided by the Company or the conduct of the business of the Company since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted, or (iii) contingent liabilities incurred by the Company as guarantor or otherwise with respect to the obligations of the Company or others), incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that liability claims in respect of services provided shall not be deemed to be incurred in the ordinary course of business);

         (d) Any mortgage, encumbrance, pledge or lien placed on any of the properties or assets of the Company;

         (e) Any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

         (f) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business consistent with past practices;

         (g) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company;

         (h) Any declaration, setting aside or payment of any dividend or distribution by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

         (i) Any change in the compensation payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with the Company's usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

         (j) Any change in the identities, officers, duties or compensation of the officers or management of the Company;

         (k) Any payment or discharge of a material lien or liability of the Company other than in the ordinary course of business consistent with the past practices of the Company;

         (l) Any obligation or liability incurred by the Company to any of its officers, directors, stockholders, partners or employees, or any loans or advances made by the Company to any of its officers, directors, stockholders, partners or employees, except normal compensation and expense allowances payable to officers or employees in the ordinary course of business consistent with past practices;

         (m) Any change in accounting methods or practices, or billing or collection policies used by the Company; or

         (n) Any agreement, commitment or understanding, whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs
(a) through (m) above, except as specifically contemplated hereby.

    3.11 ORDINARY COURSE. Except as specifically contemplated by this Agreement, since the date of the Base Balance Sheet, other than with respect to transactions specifically contemplated herein, the Company has conducted its business only in the ordinary course and consistently in all material respects with its prior practices.

    3.12 BANKING RELATIONS. All of the arrangements which the Company has with any banking institution are, in all material aspects, completely and accurately described in SCHEDULE 3.12 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, etc.) and the person or persons authorized in respect thereof.

    3.13 INTELLECTUAL PROPERTY.

         (a) Except as set forth in SCHEDULE 3.13, the Company is the exclusive owner of, and has good title to, or has an option to license (which option is listed on SCHEDULE 3.13 hereto) to use, all of the Intellectual Property Assets (as defined below) free and clear of all Claims, and has the right to use without payment to a third party all of the Intellectual Property Assets used in its business or otherwise necessary for the sale and distribution of the Products (as defined below). Except as set forth in SCHEDULE 3.13, no claim is pending against the Company or, to the Company's knowledge, pending against its officers, employees and/or consultants or, to the Company's knowledge, threatened against the Company and/or its officers, employees, and consultants to the effect that the Company's right, title and interest in and to the Intellectual Property Assets or Trade Secrets (as defined below) is invalid or unenforceable by the Company. All former and current employees and consultants of the Company have executed written instruments with the Company that assign to the Company or vest in the Company all rights to any inventions, improvements, discoveries, or proprietary information relating to or used in connection with the business of the Company. Except as set forth in SCHEDULE 3.13, to the Company's knowledge, no employee of the Company has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

         (b) PATENTS. SCHEDULE 3.13 (with exceptions noted therein) sets forth a complete and accurate list and summary description of all Patents (as defined below) used in the Company's business or otherwise necessary for the sale and distribution of the Products. Except as set forth in SCHEDULE 3.13, in each case where a Patent is held by the Company by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration. No Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. To the Company's knowledge, there is no potentially interfering patent or patent application of any third party.

         (c) TRADEMARKS. SCHEDULE 3.13 sets forth a complete and accurate list and summary description of all Marks (as defined below) used in the Company's business or otherwise necessary for the sale and distribution of the Products. The Company has filed an application for registration for the mark "COPAS" with the United States Patent and Trademark Office. This application is currently pending. No Mark has been or is now involved in any opposition, invalidation or cancellation proceeding and, to the Company's knowledge, no such action is threatened with respect to any of the Marks.

         (d) COPYRIGHTS. SCHEDULE 3.13 sets forth a complete and accurate list and summary description of all Copyrights (as defined below) used in the Company's business or otherwise necessary for the sale and distribution of the Products. In each case where a Copyright is held by the Company by assignment, the assignment has been duly recorded with the U.S. Copyright Office and all other domestic or foreign jurisdictions of registration. None of the source or object code, algorithms, or structure included in the Products is copied from, based upon, or derived from any other source or object code, algorithm or structure in violation of the rights of any third party.

         (e) TRADE SECRETS. The Company has taken all reasonable security measures (including, without limitation, entering into appropriate confidentiality and nondisclosure agreements (substantially in the form previously provided to HBIO) with all current and former officers, directors, employees, and consultants of the Company and any other persons with access to the Trade Secrets (as defined below)) to protect the secrecy, confidentiality and value of all Trade Secrets. To the knowledge of the Company, there has not been any breach by any party to any such confidentiality or non-disclosure agreement. The Trade Secrets have not been disclosed by the Company to any person or entity other than employees, consultants or contractors of the Company who had a need to know and use the Trade Secrets in the course of their employment or contract performance. Except as set forth on SCHEDULE 3.13, (i) the Company has not directly or indirectly granted any rights or interests in the source code of the Products, and (ii) since the Company developed the source code of the Products, the Company has not provided, licensed or disclosed the source code of the Products to any person or entity. To the Company's knowledge, the Company has the right to use, free and clear of all claims of third parties, all Trade Secrets. No third party has asserted that the use by the Company of any Trade Secret violates the rights of any third party.

         (f) EXCLUSIVITY OF RIGHTS. Except as set forth in SCHEDULE 3.13, the Company has the exclusive right to use, license, distribute, transfer and bring infringement actions with respect to the Intellectual Property Assets used in the Company's business or otherwise necessary for the sale and distribution of the Products. Except as set forth on SCHEDULE 3.13, the Company (i) has not licensed or granted to anyone rights of any nature to use any of its Intellectual Property Assets; and (ii) is not obligated to and does not pay royalties or other fees to anyone for the Company's ownership, use, license or transfer of any of its Intellectual Property Assets.

         (g) LICENSES RECEIVED. All licenses or other agreements under which the Company is granted rights or options by others in Intellectual Property Assets are listed in SCHEDULE 3.13. Except as set forth on SCHEDULE 3.13, all such licenses or other agreements are in full force and effect, to the knowledge of the Company there is no default by any party thereto, and, all of the rights of the Company thereunder are not freely assignable; provided, however, that all rights of the Company may be transferred to Newco by operation of the Merger without requiring the consent of any other party to such licenses or other agreements. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to HBIO, and to the knowledge of the Company, the licensors under the licenses and other agreements under which the Company is granted rights have all requisite power and authority to grant the rights purported to be conferred thereby.

         (h) LICENSES GRANTED. All licenses or other agreements under which the Company has granted rights or options to others in Intellectual Property Assets are listed in SCHEDULE 3.13. Except as set forth therein, all such licenses or other agreements are in full force and effect, and to the knowledge of the Company there is no default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to HBIO.

         (i) AFFIRMATIVE OBLIGATIONS. Except as set forth in SCHEDULE 3.13 the Company has no obligation to any other person to maintain, modify, improve or upgrade the Products.

         (j) SUFFICIENCY. The Intellectual Property Assets constitute all of the assets of Company used in designing, creating and developing the Products, and are all those necessary for the operation of the Company's business as currently conducted and planned to be conducted.

         (k) INFRINGEMENT. To the knowledge of the Company and Petra Krauledat, none of the Products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent, trademark, service mark, trade name, copyright or other proprietary right or is a derivative work based on the work of any other person.

         (l) PERFORMANCE OF PRODUCTS. Without limiting the foregoing, to the knowledge of the Company, the Products do not intentionally contain any "viruses", "time-bombs", "key-locks", or any other devices intentionally created that could disrupt or interfere with the operation of the Products or the integrity of the data, information or signals they produce in a manner adverse to the Company or any licensee.

         (m) OTHER INTANGIBLES. SCHEDULE 3.13 sets forth a complete and accurate list of Other Intangibles (as defined below).

         (n) ADEQUACY OF TECHNICAL DOCUMENTATION. The technical documentation with respect to the Products includes all Company developed flowcharts, source code, system documentation, statements of principles of operations, and schematics for all Products, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and useable by a reasonably skilled computer programmer. The technical documentation also includes any Company developed program (including compilers), "workbenches", tools, and higher level (or "proprietary") language used for the development, maintenance and implementation of the Products. Vendor supplied documentation is provided as is.

         (o) NONDISCLOSURE CONTRACTS. Each of the Nondisclosure Contracts (as defined below) is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

         (p) For purposes of this Agreement,

              (i) "Intellectual Property Assets" means:

                   (A) the Products;

                   (B) all patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented) (collectively, "Patents");

                   (C) the names "Union Biometrica" and "COPAS," all trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and applications (collectively, "Marks");

                   (D) all registered copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, software, specifications, documentation, methods and concepts, and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, "Copyrights");

                   (E) all secret know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, prototypes, techniques, Beta testing procedures and Beta testing results (collectively, "Trade Secrets");

                   (F) all goodwill, franchises, licenses, permits, consents, approvals, technical information, telephone numbers, and claims of infringement against third parties (the "Rights"); and

                   (G) all customer lists and telephone numbers, business strategies, outside analyst's plans and reports, outlooks, forecasts and other similar documents (collectively, "Other Intangibles")

              (ii) "Products" means those products and related documentation sold, marketed, and distributed by the Company. A complete list of the Products owned by the Company is provided in SCHEDULE 3.13 attached hereto.

              (iii) "Nondisclosure Contracts" means all nondisclosure and/or confidentiality agreements entered into between the Company and persons in connection with disclosures by the Company relating to the Products and the Intellectual Property Assets. A complete list of all Nondisclosure Contracts is provided on SCHEDULE 3.13.

    3.14 CONTRACTS. Except for contracts, commitments, plans, agreements and licenses expressly contemplated hereby or described in SCHEDULE 3.6(a), SCHEDULE 3.9, Schedule 3.13, SCHEDULE 3.14 or SCHEDULE 3.22 attached hereto (true and complete copies of which have been delivered to HBIO), the Company is not a party to or subject to:

         (a) any plan or contract providing for bonuses, pensions, options, stock (or beneficial interest) purchases (or other securities or phantom equity purchases), deferred compensation, retirement payments, profit sharing, or the like;

         (b) any employment contract or contract for services which is not terminable at will by the Company (and, after giving effect to the Merger, Newco) without liability for any penalty or severance payment (except for regular payments in arrears for services rendered under contracts which require payment for services rendered to the date of such termination);

         (c) any contract or agreement for the purchase of any assets, material or equipment except purchase orders in the ordinary course for less than $10,000 each, such orders not exceeding $50,000 in the aggregate;

         (d) any other contracts or agreements creating any obligations of the Company of $25,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

         (e) any contract or agreement not made in the ordinary course of business (including, without limitation, any contract for the sale of all or any material portion of the assets of the Company or any contract for the purchase of all or any material portion of the assets of any other entity (other than this Agreement));

         (f) any contract with any solicitor or sales agent;

         (g) any contract containing covenants limiting the freedom of the Company (or its affiliates) to compete in any line of business or with any Person or entity;

         (h) any license agreement (as licensor or licensee);

         (i) any agreement providing for the borrowing or lending of money, and the Company does not have any obligations: (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) to pay the deferred purchase price of property or services, (iv) under leases that would, in accordance with generally accepted accounting principles, appear on the balance sheet of the lessee as a liability, (v) secured by a lien, (vi) in respect of letters of credit, or bankers acceptances, contingent or otherwise, or (vii) in respect of any guaranty or endorsement or other obligations to be liable for the debts of another person or entity; or

         (j) any other material contract or agreement to which the Company is a party or by which it is bound.

         Each of the contracts described in SCHEDULE 3.6(a), SCHEDULE 3.9,
SCHEDULE 3.13, SCHEDULE 3.14 or SCHEDULE 3.22 attached hereto is, and will be after giving effect to the Merger, valid and effective in accordance with its respective terms, and there is not, under any such contract, an existing material breach or event by the Company or, to the knowledge of the Company Parties, other parties thereto which, with the giving of notice or the lapse of time or both, would become such a breach. The Company has no knowledge of any notice or threat to terminate any such contracts, agreements, leases or instruments, which termination would reasonably be expected to have a Material Adverse Effect. The Company is not bound by any agreement, contract or arrangement which could reasonably be expected to have a Material Adverse Effect on Newco or the Company.

    3.15 LITIGATION. There is no litigation or legal or other action, suit, proceeding or, to the knowledge of the Company Parties, investigation, at law or in equity, or before any federal, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign (including, without limitation, any voluntary or involuntary proceeding under any bankruptcy laws or any action, suit, proceeding or investigation under any foreign, federal or state securities law, rule or regulation), in which any Company Party or, to the knowledge of each Company Party, any officer, director, stockholder, partner or employee thereof is engaged, or, to the knowledge of each Company Party, with which any of them is threatened, in connection with the business, affairs, properties or assets of the Company, or which might call into question the validity or hinder the enforceability or performance of this Agreement, or of the other agreements, documents and instruments contemplated hereby and the transactions contemplated hereby and thereby.

    3.16 COMPLIANCE WITH LAWS. The Company is in compliance in all respects with all applicable laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect. The Company has all of the material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the Company to conduct its business as presently conducted and as contemplated to be conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect (and, except as set forth on SCHEDULE 3.16 hereto, will be in full force and effect after giving effect to the transactions contemplated hereby) and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of this Agreement and all agreements, documents and instruments contemplated hereby. The Company has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.

    3.17 INSURANCE. The Company has in full force and effect such insurance as is customarily maintained by companies of similar size in the same or a similar business, with respect to its businesses, properties and assets (including, without limitation, errors and omissions liability insurance), and all bonds required by ERISA and by any contract to which the Company is a party, all as listed on SCHEDULE 3.17 hereto. The Company is not in material default under any such insurance policy. Immediately after giving effect to the Merger, each such insurance policy or equivalent policies will be in full force and effect with Newco as the sole owner and beneficiary of each such policy.

    3.18 POWERS OF ATTORNEY. Except as is otherwise contemplated herein, none of the Company or any Stockholders has any outstanding power of attorney with respect to any shares of the Company's capital stock.

    3.19 FINDER'S FEE. Except for the fee of $200,000 payable by the Company to Gateway Financial Group, Inc. in accordance with Section 14.1 hereinafter, no Company Party has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

    3.20 CORPORATE RECORDS; COPIES OF DOCUMENTS. The record books of the Company accurately record all corporate action taken by its stockholders and board of directors and committees, as applicable, and true and complete copies of the originals of such documents have been made available to HBIO for review. The Company and the Stockholders have provided to HBIO and its counsel true and correct copies of all documents referred to in this Agreement or in the Schedules delivered to HBIO in connection herewith.

    3.21 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth on SCHEDULE
3.21 hereto, neither the Company nor any stockholder, partner, officer, supervisory employee or director of the Company or, to the knowledge of the Company and Petra Krauledat, any of their respective affiliates, spouses or family members, is a party to any transaction or contract or arrangement with the Company, or owns directly or indirectly in an individual or joint basis any interest (excluding passive investments in the shares of any enterprise which are publicly traded provided his or her holdings therein, together with any holdings of his or her affiliates and family members, do not exceed one percent (1%) of the outstanding shares of comparable interest in such entity) in, or serves as an officer or director or in another similar capacity of, any competitor or client of the Company, or any organization which has a contract or arrangement with the Company (in each case, other than as expressly contemplated hereby).

    3.22 EMPLOYEE BENEFIT PROGRAMS.


         (a) SCHEDULE 3.22 hereto lists every Employee Program (as defined below) that has been maintained (as defined below) by the Company at any time during the six-year period ending on the date of the Closing.

         (b) Each Employee Program which has ever been maintained by the Company of any ERISA Affiliate (as defined below) and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code section. Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability.

         (c) Neither the Company nor any ERISA Affiliate knows, has reason to know, of any failure of any party to comply with any laws applicable to the Employee Programs that have been maintained by the Company or any ERISA Affiliate. With respect to any Employee

Program ever maintained by the Company or any ERISA Affiliate, there has occurred no "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to the Company or any ERISA Affiliate or Newco. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

         (d) Neither the Company nor any ERISA Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

         (e) With respect to each Employee Program maintained by the Company within the three (3) years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to HBIO: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Sections 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the six (6) most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for HBIO to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

         (f) Each Employee Program required to be listed on Schedule 3.22 may be amended, terminated, or otherwise modified by the Company to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program and no employee communication or provision of any Employee Program document has failed to effectively reserve the right of the Company or the ERISA Affiliate to so amend, terminate or otherwise modify such Employee Program.

         (g) For purposes of this section:

              (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(0)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above, including without limitation, any arrangement intended to comply with Code
    Section 120, 125, 127, 129 or 137. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such organization.

              (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

              (iii) An entity is an "ERISA Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA
    Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

              (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

    3.23 LIST OF DIRECTORS, OFFICERS AND EMPLOYEES.

         (a) SCHEDULE 3.23(a) hereto contains a true and complete list of all current directors and officers of the Company. In addition, SCHEDULE 3.23(a) hereto contains a list of all managers and employees of, and consultants to, the Company who, individually, have received or are scheduled to receive compensation from the Company for the fiscal years ending December 31, 2000 or 2001, in excess of $75,000. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

         (b) The Company employs 33 full-time employees and 6 part-time employees and generally enjoys good employer-employee relationships. Except as set forth on SCHEDULE 3.23(b) hereto (or SCHEDULE 3.22 hereto), the Company does not have any obligation, contingent or otherwise, under (a) any employment, collective bargaining or other labor agreement, (b) any written or oral agreement containing severance or termination pay arrangements, (c) any deferred compensation agreement, retainer or consulting arrangements, (d) any pension or retirement plan, any bonus or profit-sharing plan, any stock option or stock purchase plan, or (e) any other employee contract or non-terminable (whether with or without penalty) employment arrangement (each an "Employment Arrangement"). The Company is not in default with respect to any material term or condition of any Employment Arrangement nor will the Merger (or the transactions contemplated hereby) result in any such default, including, without limitation, after the giving of notice, lapse of time or both. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as set forth on SCHEDULE 3.23(b) hereto, upon termination of the employment of any of said employees, neither the Company nor Newco would, by reason of the transactions contemplated under this Agreement or anything done prior to the Closing, be liable to any of said employees for so-called "severance pay" or any other payments. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate the Company or Newco to make any payments that will not be deductible under Section 280G of the Code. The Company does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no and have never been any charges or, to the knowledge of the Company Parties, threatened charges of employment discrimination or unfair labor practices against or involving the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure that might have a Material Adverse Effect on the Company, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. Except as set forth on SCHEDULE 3.23(b), the Company has in place all employee policies required by applicable laws, rules and regulations, and there have been no material violations or alleged material violations of any of such policies. Neither the Company nor any Stockholder has received any notice indicating that any of the Company's employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company is, and at all times since November 6, 1986 has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

    3.24 [Reserved]

    3.25 TRANSFER OF SHARES. Except as set forth on SCHEDULE 3.25 hereto, no holder of stock of the Company has at any time transferred any of such stock to any employee of the Company or other Person, which transfer constituted or could be viewed as compensation for services rendered to the Company by said employee.

    3.26 STOCK REPURCHASE. Except as set forth on SCHEDULE 3.26, the Company has not redeemed or repurchased any of its capital stock or interests.

    3.27 ENVIRONMENTAL MATTERS. No hazardous waste, substances or materials, or oil or petroleum products have been generated, transported, used, disposed, stored or treated by the Company, except in material compliance with applicable environmental laws. No hazardous wastes, substances or materials, or oil or petroleum products have been released, discharged, disposed, or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by the Company, except in material compliance with applicable environmental laws. The Company is in compliance in all material respects with all applicable environmental, health and safety laws and regulations, except where such violation has not or will not have a Material Adverse Effect on the Company or, after giving effect to the transactions contemplated hereby, Newco.

    3.28 CUSTOMERS, DISTRIBUTORS AND PARTNERS. SCHEDULE 3.28 sets forth the name of each customer and distributor of the Company who accounted for revenues of the Company greater than $25,000 since its inception (the "Customers" and "Distributors", respectively) together with the names of any persons or entities with which the Company has a material strategic partnership or similar relationship ("Partners"). No Customer, Distributor or Partner of the Company has canceled or otherwise terminated its relationship with the Company. No Customer, Distributor or Partner has, to the knowledge of the Company, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its usage, purchase or distribution of the services or products of the Company.

    3.29 SUPPLIERS. SCHEDULE 3.29 lists all of the Company's suppliers who have provided services, supplies or materials to the Company within the past twelve months in an amount in excess of $5,000. The Company's relationships with its suppliers are good commercial working relationships, and except as disclosed on
SCHEDULE 3.29, within the past twelve months, no supplier that the Company has paid or is under contract to pay has canceled, materially modified, or otherwise terminated its relationship with the Company, nor to the knowledge of the Company, does any supplier have any plan or intention to do any of the foregoing in a manner which would be reasonably likely to have a Material Adverse Effect. Nor has the Company agreed to do any of the foregoing.

    3.30 WARRANTY AND RELATED MATTERS. SCHEDULE 3.30 sets forth a complete list of all outstanding product and service warranties, guarantees or rights of return on any of the products or services that the Company distributes, services, markets, sells or produces for itself, a customer or a third party (each such product or service shall be referred to herein as a "COMPANY PRODUCT"). The Company has made no promises or commitments with respect to any Company Product it has sold, distributed, marketed or produced or that it intends, plans or expects to distribute, service, market, sell or produce in the future except as set forth on SCHEDULE 3.30. There are no existing or, to the knowledge of the Company, threatened, claims against the Company relating to any work performed by the Company, product liability, warranty or other similar claims against the Company alleging that any Company Product is defective or fails to meet any product or service warranties. There are (a) no inherent design defects or systemic or chronic problems in any Company Product and (b) no liabilities for warranty or other claims or returns with respect to any Company Product relating to any such defects or problems which would reasonably be expected to have a Material Adverse Effect. Each Company Product performs in accordance with its documented specifications and other documentation and as the Company has warranted to its customers.

    3.31 BACKLOG. As of the date hereof, the Company has a backlog of firm orders for the sale of its products or services for which revenues have not been recognized by the Company as set forth in SCHEDULE 3.31 (the "Backlog").

    3.32 DISCLOSURE. Except as set forth on SCHEDULE 3.32, the representations, warranties and statements contained in this Agreement and the agreements, documents and instruments contemplated hereby, and in the certificates, exhibits and schedules delivered by the Company Parties to HBIO pursuant to this Agreement or any of such other agreements, documents and instruments, do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. Except as set forth on
SCHEDULE 3.32, there are no facts (other than changes in general economic conditions) which presently have or could reasonably be expected to have in the future a Material Adverse Effect on the Company (or, after giving effect to the Merger, Newco) which have not been specifically disclosed herein or in a Schedule furnished herewith.

SECTION 4. SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.

    As a material inducement to HBIO to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby severally makes to HBIO each of the representations and warranties set forth in this Section 4 with respect to such Stockholder; provided, however, that only Stockholders who are also employees of the Company on the date hereof are making the representations and warranties set forth in Section 4.4.

    4.1 COMPANY SHARES. Except as set forth in SCHEDULE 4.1, such Stockholder owns of record and beneficially the number of the shares of the Company's capital stock set forth opposite such Stockholder's name in SCHEDULE 3.3(b) (the "Company Shares") and such Company Shares are fully paid and non-assessable and free and clear of any and all Claims. The Company Shares set forth opposite such Stockholder's name in SCHEDULE 3.3(b), if any, are, except as reflected in
SCHEDULE 3.3(b), the only shares of capital stock held by such Stockholder or with respect to which such Stockholder has any rights in the Company.

    4.2 AUTHORITY. Such Stockholder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Stockholder pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Stockholder pursuant to this Agreement constitutes, or when executed and delivered will constitute, a valid and binding obligation of such Stockholder, enforceable in accordance with its respective terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

              (i) does not and will not violate any laws of the United States or any state or other jurisdiction applicable to such Stockholder, or require such Stockholder to obtain any approval, consent or waiver from, or make any filing with, any Person or entity (governmental or otherwise) that has not been obtained or made; and

              (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any Claim on any assets of the Company.

    4.3 FINDER'S FEE. Such Stockholder has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

    4.4 AGREEMENTS.

         (a) Such Stockholder is not a party to any employment, non-competition, trade secret or confidentiality agreement, arrangement, understanding or obligation with or to any party other than the Company. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Stockholder is a party relating to the business of the Company or to such Stockholder's rights and obligations as a stockholder, director, officer or employee of the Company.

         (b) Such Stockholder does not own, directly or indirectly, on an individual or joint basis, any interest (excluding passive investments in the shares of any enterprise which are publicly traded, provided his or her holdings therein, together with any holdings of his or her Affiliates and family members, are less than one percent (1%) of the outstanding shares of comparable interest in such entity) in, or serve as an officer or director of, any organization which has a contract or arrangement with the Company or which could be considered a competitor of the Company.

    4.5 INVESTMENT REPRESENTATION.

         (a) Such Stockholder (other than Russell Gershman, Anthony Ferrante, Leonard Marchionni and Sue Ann Burkett) is an "accredited investor" as defined in Regulation D under the Securities Act.

         (b) Such Stockholder has read or reviewed and is familiar with HBIO's latest reports on Forms 10-K, 10-Q and 8-K as filed with the SEC under the Exchange Act.

         (c) Such Stockholder has had an opportunity to ask questions of and receive answers from HBIO, or a person or persons acting on HBIO's behalf, concerning the terms and conditions of the shares of HBIO Common Stock to be issued in the Merger.

         (d) Such Stockholder understands that the shares of HBIO Common Stock to be issued in the Merger have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction and are being offered and issued in reliance upon exemptions for private offerings, and that HBIO is under no obligation to do so, and such Stockholder further understands that such Stockholder is acquiring shares of HBIO Common Stock without being furnished any offering literature or prospectus other than the reports referred to in Section 4.5(b) hereof.

         (e) Such Stockholder represents that the shares of HBIO Common Stock to be issued in the Merger to such Stockholder are being acquired solely for such Stockholder's own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; such Stockholder has no present plans to enter into any contract, undertaking, agreement, or arrangement relating thereto.

         (f) Such Stockholder acknowledges and is aware that there are substantial restrictions on the transferability of the shares of HBIO Common Stock to be issued in the Merger; the shares of HBIO Common Stock to be issued in the Merger cannot be resold unless they are registered under the Securities Act and qualified under any applicable securities law of any state or other jurisdiction, or an exemption from such registration or qualification is available.

         (g) Such Stockholder has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the relative risks and merits of the shares of HBIO Common Stock to be issued in the Merger.

    4.6 NON-FOREIGN STATUS. The Stockholder is not a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

SECTION 5.  COVENANTS OF THE COMPANY PARTIES.

    5.1 MAKING OF COVENANTS AND AGREEMENTS. The Company and each Stockholder set forth on SCHEDULE 5.1 hereto jointly and severally (for the purposes of this Section 5, "Company Parties" shall mean the Company and each such Stockholder so scheduled) hereby make the covenants and agreements set forth in this Section 5.

    5.2 CONFIDENTIAL INFORMATION AND UNFAIR COMPETITION.

         (a) CONFIDENTIAL INFORMATION. The parties acknowledge that the Company's assets include confidential or proprietary information, which is a competitive asset of the Company (and, following the Closing, of the Surviving Corporation) or constitutes a "trade secret," as that term is defined by the Uniform Trade Secrets Act (collectively, "Confidential Information"). Each of the Company Parties acknowledges and agrees that Confidential Information includes all information that the Company possesses or to which the Company has rights with respect to its business and assets, whether or not reduced to writing (or in a form from which information can be obtained, translated, or derived into reasonably usable form), which both derives independent economic value (actual or potential) from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The term Confidential Information shall also include, without limitation, the Company's
(i) planning data, marketing and operational strategies; (ii) financial results and information; (iii) terms of any agreement or material contract; (iv) client and prospecting lists and contact persons at such clients and prospects; and (v) material information concerning customers or their operations, condition (financial or otherwise) or plans (clauses (iv) and (v) collectively herein referred to as the "Customer Information"). Each of the Company Parties specifically acknowledges and agrees that the Customer Information, including without limitation, the names and addresses of the clients and customers of the Company and all other non-public information relating to such clients and customers, including but not limited to their special needs or requirements, constitutes Confidential Information.

         (b) NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

              (i) Each Company Party acknowledges and agrees to maintain the confidentiality of such Confidential Information. Each Company Party further acknowledges and agrees that any retention, use or disclosure of Confidential Information during or after the Closing, except in the conduct of the Company's business, constitutes a misappropriation of Confidential Information. Accordingly, each Company Party covenants that it shall not retain, disclose, use, or suffer to be used, in any manner, directly or indirectly, any Confidential Information under any circumstances without HBIO's prior written consent, which may be withheld in its sole discretion.

              (ii) Each Company Party's obligations under this Agreement with respect to Confidential Information shall continue until such Confidential Information shall have become, through no fault of such Company Party, generally known to the public or in the trade or industry or such Company Party is required by law (after providing HBIO with prior written notice so that HBIO may have an opportunity to contest such requirement) to make disclosure.

         (c) NON-SOLICITATION OF EMPLOYEES OF THE SURVIVING CORPORATION. Each Company Party hereby acknowledges that the provisions of this Section 5.2 are necessary to protect the legitimate interests of HBIO and the Surviving Corporation from improper use or disclosure of Confidential Information. Therefore, during a period of three (3) years following the Closing, (i) no Company Party shall recruit, solicit or induce (or in any way assist another person or enterprise in recruiting, soliciting or inducing) any employee or consultant of the Surviving Corporation or HBIO to terminate his or her employment or other relationship with the Surviving Corporation or HBIO or (ii) hire or employ, directly or indirectly through any enterprise with which such Stockholder is associated, any employee or consultant of the Surviving Corporation or HBIO.

         (d) UNFAIR COMPETITION. During the period commencing on the date hereof and continuing until three (3) years (one (1) year in the case of Leonard Marchionni) following the Closing, no Company Party hereto shall compete with the Company. For purposes of this

Section 5.2(d)(i), the phrase "compete with the Company" includes, without limitation, directly or indirectly participating (other than as an investor in not more than 1% of the stock of a publicly traded corporation) in any way (whether as a founder, director, general or limited partner, manager member, employee, consultant, contractor or otherwise), assisting in any manner or in any capacity, or having any interest in or making any loan to any person, firm, corporation or business in connection with or with respect to the design, manufacture, marketing, development or sale of products or services that compete with (or products or services that are like or substantially similar to) the products and services that are designed, manufactured, marketed, developed or sold by the Surviving Corporation or its successors and assigns, including, without limitation, the sales or marketing of such products or services to consumers, resellers, retailers or wholesalers.

    5.3 AUTHORIZATIONS. The Company will use all commercially reasonable best efforts, and the other Company Parties will use all commercially reasonable best efforts to cause the Company to, obtain all authorizations, consents, orders and approvals of federal, state and local regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other agreements, documents and instruments contemplated hereby, and for Newco to conduct the business presently being conducted by the Company.

    5.4 AUTHORIZATION FROM OTHERS. The Company Parties will use their respective commercially reasonable best efforts to obtain all other authorizations, consents, approvals and permits of others required to permit the consummation by the Company Parties of the transactions contemplated by this Agreement.

    5.5 CONDUCT OF BUSINESS Between the date of this Agreement and the Closing, except as set forth in SCHEDULE 5.5 hereto, without the prior written consent of
HBIO:

         (a) The Company will conduct its business only in the ordinary course of business, and consistent with past practices;

         (b) The Company will not (i) make (or incur any obligation to make) any purchase, sale or disposition of any asset or property other than as specifically provided for in this Agreement, or in the ordinary course of business consistent with past practices, or (ii) subject to any Claim any of its properties or assets, nor permit any of the foregoing to exist except for minor imperfections of title or insignificant liens which do not, in the aggregate, detract from the value of such assets, or interfere with the Merger or the transactions contemplated by this Agreement or the present or proposed uses of such properties or assets or the business of the Company or Newco;

         (c) The Company will not incur any contingent or fixed obligations or liabilities including, without limitation, any liability (contingent or fixed) as a guarantor or otherwise with respect to the obligations of others except, with respect to the Company, in the ordinary course of business consistent with the past practices of the Company;

         (d) The Company will not make or incur any obligation to make a change in its Articles of Organization, By-Laws or authorized or issued capital stock;

         (e) The Company will not declare, set aside or pay any dividend or distribution, make (or incur an obligation to make) any other distribution in respect of its capital stock or make (or incur an obligation to make) any direct or indirect redemption, purchase or other acquisition of its stock;

         (f) The Company will not make any change in the compensation payable or to become payable to any of the Company's officers, employees, agents or independent contractors, (including by means of any change to any stock option issued to any such person) and the Company will not hire any directors, officers, employees or agents (other than to fill vacant positions at the Company), or enter into any collective bargaining agreement, bonus, equity, option, profit sharing, compensation, welfare, retirement, or other similar arrangement, or any employment contract;

         (g) The Company will not make any change in its borrowing arrangements;

         (h) The Company will use all commercially reasonable best efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

         (i) The Company will have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in SCHEDULE
3.17 hereto or substantially equivalent insurance with any substitute insurers approved in writing by HBIO; and

         (j) The Company will not settle any material litigation without HBIO's consent (which consent will not be unreasonably withheld); and

         (k) The Company will not enter into any agreement, commitment or understanding, whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs (a) through (j) above, except as specifically contemplated hereby.

    5.6 FINANCIAL STATEMENTS. The Company will furnish HBIO with unaudited monthly balance sheets and statements of income and retained earnings and cash flows of the Company on a consolidated and consolidating basis within ten (10) business days after each month end for each month ending more than ten (10) business days prior to the Closing, in each case certified by the Controller of the Company, which financial statements shall be prepared in accordance with generally accepted accounting principles applied consistently using the accrual method of accounting (except that they need not include footnotes), shall be complete and correct in all material respects and shall present fairly in all material respects the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby (subject to year end audit adjustments that individually and in the aggregate are not material).

    5.7 PRESERVATION OF BUSINESS AND ASSETS. Until the Closing, the Company shall use all commercially reasonable best efforts, and each other Company Party shall use all commercially reasonable best efforts to cause the Company, to: (a) preserve the current business of the Company, (b) preserve the goodwill of the Company, and (c) preserve any licenses or permits required for, or useful in connection with, the business of the Company. In addition, except as expressly contemplated by this Agreement, no Company Party shall take any material action not in the ordinary course of business relating to the Company or which could reasonably be expected to have a material adverse effect on the transactions contemplated hereby, without the prior consent of HBIO.

    5.8 TAX RETURNS. The Company Parties shall cooperate with HBIO with respect to and cause the Company to prepare and file, on or before the due date or any extension thereof, all Tax Returns required to be filed by the Company prior to the Closing, so that such returns are consistent with the provisions of this Agreement.

    5.9 NOTICE OF DEFAULT. Promptly upon the occurrence of, or promptly upon any Company Party becoming aware of the threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company Parties prior to the date hereof, of any of the representations, warranties or covenants of the Company Parties contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, such Company Party shall give detailed written notice thereof to HBIO and the other Company Parties, and the Company Parties shall use their commercially reasonable best efforts to prevent or promptly remedy the same.

    5.10 CONSUMMATION OF AGREEMENT. The Company Parties shall use their respective commercially reasonable best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by each of them under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

    5.11 COOPERATION OF THE COMPANY AND COMPANY PARTIES. The Company Parties shall cooperate with all reasonable requests of HBIO and HBIO's counsel in connection with the consummation of the transactions contemplated hereby, including, without limitation, providing HBIO with all access or information necessary to permit HBIO to verify the amounts certified by the Company pursuant to Section 8.6 hereof, and the making of any filings required in connection of the transactions contemplated hereby, including, without limitation, filings under the HSR Act.

    5.12 [Reserved]

    5.13 CONFIDENTIALITY. The Company Parties agree that, unless and until the Closing has been consummated, each of the Company Parties and their officers, directors, partners, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from HBIO with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby unless such party is otherwise required to disclose such data or information by law and has given prior notice of such requirement to HBIO. Information generally known in HBIO's industry or which has been disclosed to the Company Parties by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, the Company Parties will return, and cause their respective officers, directors, partners, agents and representatives to return, to HBIO (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available by HBIO to the Company Parties (and their officers, directors, partners, agents and representatives) in connection with the transaction.

    5.14 AUDITED FINANCIAL INFORMATION. At the expense of HBIO or the Surviving Corporation, within sixty (60) days after the Closing Date, the Company Parties shall prepare and deliver, or cause to be prepared and delivered, to HBIO the audited financial information, including a manually signed accountants' report and consent from Arthur Andersen LLP, required to be filed by HBIO with the SEC pursuant to Item 7 of Form 8-K (the "Audited Financial Information"). The Audited Financial Information will be prepared based in the books and records of the Company and will include items accounted for in accordance with GAAP consistent with the method used for the purpose of preparing the accounting for such items in connection with the Company's audited financial statements for prior periods and will present fairly the financial condition and results of operations of the Company as of the dates indicated or for the periods indicated.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF HBIO.

    6.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to the Company Parties to enter into this Agreement and consummate the transactions contemplated hereby, HBIO and Newco jointly and severally hereby make the representations and warranties to the Company Parties contained in this Section 6.

    6.2 ORGANIZATION OF HBIO AND NEWCO.

         (a) HBIO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         (b) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

    6.3 AUTHORITY OF HBIO AND NEWCO.

         (a) HBIO has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by HBIO pursuant to or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by HBIO of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of HBIO and no other action on the part of HBIO is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by HBIO pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of HBIO enforceable in accordance with their terms. The execution, delivery and performance by HBIO of this Agreement and each such agreement, document and instrument:

              (i) does not and will not violate any provision of the Certificate of Incorporation or By-Laws of HBIO, each as amended to date;

              (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to HBIO or require HBIO to obtain any approval, consent or waiver of, or make any filing with, any Person or entity (governmental or otherwise) which has not been obtained or made, except as set forth on SCHEDULE 6.3 hereto; and

              (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement, mortgage, lease, permit, order, judgment or decree to which HBIO is a party and which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         (b) Newco has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Newco pursuant to or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Newco of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Newco and no other action on the part of Newco is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Newco pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Newco enforceable in accordance with their terms. The execution, delivery and performance by Newco of this Agreement and each such agreement, document and instrument:

              (i) does not and will not violate any provision of the Certificate of Incorporation or By-Laws of Newco, each as amended to date;

              (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Newco or require Newco to obtain any approval, consent or waiver of, or make any filing with, any Person or entity (governmental or otherwise) which has not been obtained or made, except as set forth on SCHEDULE 6.3 hereto; and

              (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement, mortgage, lease, permit, order, judgment or decree to which Newco is a party and which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

    6.4 LITIGATION. There is no action, suit or proceeding pending or, to its knowledge, threatened against HBIO or Newco which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

    6.5 FINDER'S FEE. Neither HBIO nor Newco has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

    6.6 SEC REPORTS. HBIO has filed all of the reports required to be filed with the SEC pursuant to Sections 13, 14 and 15(d) of the Exchange Act since its initial public offering in December 2000 (the "SEC Reports"). The SEC Reports were prepared in all material respects in accordance with the requirements of the Exchange Act.

    6.7 SHARES. The HBIO Common Stock to be issued to the Stockholders pursuant to this Agreement will be, when issued and delivered to the Stockholders in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable and free and clear of any Claims, subject to the restrictions imposed herein or by the agreements contemplated hereby, on the certificate or certificates therefor, or by the Securities Act or other applicable securities laws.

SECTION 7. COVENANTS OF HBIO.

    7.1 MAKING OF COVENANTS AND AGREEMENT. HBIO and Newco jointly and severally hereby make the covenants and agreements set forth in this Section 7.

    7.2 CONFIDENTIALITY. HBIO and Newco each agree that, unless and until the Closing has been consummated, each of HBIO and Newco and their respective officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from the Company Parties with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby and unless HBIO or Newco is otherwise required to disclose such data or information by law. Information generally known in the Company's industry or which has been disclosed to HBIO or Newco by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, HBIO and Newco will return, and will cause their respective officers, directors, agents and representatives to return, to the Company (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to HBIO or Newco (and their respective officers, directors, agents and representatives) in connection with the transaction.

    7.3 COOPERATION OF HBIO. HBIO and Newco each shall cooperate with all reasonable requests of the Company in connection with the Company's compliance with its covenants in Sections 5.3 and 5.4 hereof.

    7.4 NOTICE OF DEFAULT. Promptly upon the occurrence of, or promptly upon HBIO becoming aware of the threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to HBIO prior to the date hereof, of any of the representations, warranties or covenants of HBIO contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, HBIO shall give detailed written notice thereof to the Company, and HBIO shall use its commercially reasonable best efforts to prevent or promptly remedy the same.

    7.5 IMMIGRATION. HBIO assumes and agrees to pay all immigration-related obligations and liabilities of the Company in connection with a H-1B visa application, on Form ETA 9035, filed with the U.S. Department of Labor for each of Dr. Britta Moellers and Chih-Ching Chang, if any, which may arise or be incurred, including, without limitation, those arising under or related to labor condition applications, and their attestation provisions, filed by the Company for or on behalf of each of Dr. Britta Moellers and Chih-Ching Chang.

SECTION 8. CONDITIONS TO THE OBLIGATIONS OF HBIO.

    The obligations of HBIO and Newco to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment (or waiver by HBIO), prior to or at the Closing, of the following conditions precedent:

    8.1 LITIGATION; NO OPPOSITION. No judgment, injunction, order or decree enjoining or prohibiting any of HBIO, Newco, the Company Parties or other parties to this Agreement or any of the agreements, documents and instruments contemplated hereby, from consummating the transactions contemplated hereby or thereby, shall have been entered and no suit, action or proceeding shall be pending or threatened at any time prior to or on the date of the Closing before or by any court or governmental body seeking to restrain or prohibit, or seeking material damages or other material relief in connection with, the execution and delivery of this Agreement or any of the agreements, documents and instruments contemplated hereby, or the consummation of the transactions contemplated hereby or thereby or which could reasonably be expected to have an Material Adverse Effect on the Company, Newco or HBIO.

    8.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of the Company Parties contained in this Agreement and in any Schedule or Exhibit attached hereto and in each other agreement, document, instrument or certificate contemplated hereby or otherwise made in writing by any of them or made by any person authorized by them to make representations on their behalf, shall be true and correct in all material respects (except for any representations and warranties that are qualified by their terms as to materiality, which such representations and warranties as so qualified shall be true in all respects and except for the representations contained in Sections 3.8(i) and 3.8(j), which shall be true and correct in all respects) as of the date of this Agreement and at, as of and after giving effect to the Closing as though newly made at such time. Each and all of the agreements and conditions to be performed or satisfied by the Company Parties hereunder and under the other agreements, documents and instruments contemplated hereby at or prior to the Closing shall have been duly performed in all material respects; and the Company Parties shall have furnished HBIO with a certificate or certificates dated as of the Closing Date with respect to each of the foregoing.

    8.3 [Reserved]

    8.4 APPROVALS. Except as otherwise specifically contemplated hereby, all actions by or in respect of, or filings with, any governmental body, agency, or official or authority required to permit the consummation of the transactions contemplated hereby (so that after the Closing Newco shall be able to carry on the Company's business in the manner now conducted) shall have been taken, made or obtained, and any and all other material permits, approvals, consents or other actions necessary to consummate the transactions hereunder, including, without limitation, the consent of the Company's stockholders, shall have been received or taken, and none of such permits, approvals or consents shall contain any provisions which, in the reasonable judgment of HBIO, are unduly burdensome.

    8.5 EMPLOYMENT/NON-COMPETITION AGREEMENTS. Each of Peter Hansen and Petra Krauledat shall have entered into an Employment/Non-Competition Agreement with the Surviving Corporation in the form attached hereto as EXHIBIT 8.5 (the "Employment/Non-Competition Agreement"), and each such
Employment/Non-Competition Agreement shall be in full force and effect.

    8.6 STOCKHOLDERS' EQUITY AND CASH. At April 30, 2001, the Company had (a) total stockholders' equity of $146,820 and (b) $596,295 of cash. At the Closing, HBIO shall be provided with a certificate from the Controller of the Company representing that there has been no material change in the foregoing amounts and also certifying as to the true and correct amounts of the Company's cash on hand at the Closing, after taking into account all transaction costs of the Company.

    8.7 DELIVERY. Each Company Party shall have executed (where applicable) and delivered to HBIO (or shall have caused to be executed and delivered to HBIO by the appropriate person) the following:

         (a) certified copies of resolutions of the board of directors and the shareholders of the Company authorizing the execution of this Agreement and each of the agreements, documents and instruments contemplated hereby to which the Company is a party;

         (b) a copy of the Articles of Organization and by-laws of the Company which, in the case of the charter, is certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts;

         (c) certificates issued by the appropriate Secretary of State of each state in which the Company does business certifying that the Company is in good standing in such state as of the most recent practicable date;

         (d) true and correct copies of each of the agreements, documents and instruments contemplated hereby and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith;

         (e) a certificate of the Clerk of the Company, certifying that the resolutions, Articles of Organization and by-laws referenced in paragraphs (a) and (b) above are in full force and effect and have not been amended or modified, and that the officers of such corporation are those Persons named in the certificate;

         (f) an opinion from Perkins, Smith & Cohen, LLP, in form reasonably acceptable to HBIO and its counsel;

         (g) from each Stockholder a "transferor's certificate of non-foreign status" as provided in the Treasury Regulations under Section 1445 of the Code outstanding in the form attached hereto as EXHIBIT 8.7(g) attached hereto; and

         (h) such other Certificates and documents as are required hereby or are reasonably requested by HBIO.

    8.8 ESCROW AGREEMENT. The Escrow Agent and the Representatives shall have executed and delivered to HBIO, the Escrow Agreement in substantially the form of EXHIBIT 1.4 attached hereto.

    8.9 RELEASE. Each Stockholder shall have executed and delivered to HBIO a release in substantially the form of EXHIBIT 8.9 attached hereto.

    8.10 OPTION MATTERS. Each holder of an option to purchase Company Common Stock set forth on SCHEDULE 8.10 hereto shall have executed and delivered to HBIO an Agreement in substantially the form of EXHIBIT 8.10 attached hereto with respect to the cancellation of its existing Options and the substitution therefor of HBIO Options. The Company's Board of Directors or the Compensation Committee thereof shall have determined that such HBIO Options are equivalent and comparable to the existing Options.

    8.11 HSR ACT. Any applicable waiting period under the HSR Act (including any extensions thereof) shall have expired or been terminated.

    8.12 MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no event or condition or events or conditions, which, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company, and HBIO shall be provided with a certificate from the Controller of the Company to that effect at the Closing.

    8.13 MASS BUSINESS MEZZANINE FUND I, LLC BRIDGE LOAN. The Company shall have received and delivered to HBIO a copy of a letter agreement from Mass Business Mezzanine Fund I, LLC permitting its $500,000 loan to the Company to remain outstanding following the Effective Date until June 25, 2001, as well as acknowledging the full amount owed.

    8.14 GATEWAY FINANCIAL GROUP, INC. FINDER'S FEE. The Company shall have received and delivered to HBIO a copy of a payoff letter from Gateway Financial Group, Inc. in an amount not to exceed $200,000 related to that certain letter agreement dated as of February 8, 2001 by and between Gateway Financial Group, Inc. and the Company.

    8.15 BANK SIGNATURES. James Warren shall have been added an authorized signatory on all of the Company's banking accounts and other banking relations including, without limitation, those described in SCHEDULE 3.12 attached hereto.

SECTION 9. CONDITIONS TO OBLIGATIONS OF THE COMPANY PARTIES.

    The obligations of the Company Parties to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment (or waiver by the Company), prior to or at the Closing, of the following conditions precedent:

    9.1 NO LITIGATION; NO OPPOSITION. No judgment, injunction, order or decree enjoining or prohibiting any of HBIO, Newco, the Company Parties or other parties to this Agreement or any of the agreements, documents and instruments contemplated hereby, from consummating the transactions contemplated hereby or thereby shall have been entered and no suit, action or proceeding shall be pending or threatened on the date of Closing before or by any court or governmental body seeking to restrain or prohibit the execution and delivery of this Agreement or any of the agreements, documents or instruments contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

    9.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of HBIO or Newco contained in this Agreement and in any Schedule or Exhibit attached hereto and in the other agreements, documents or instruments contemplated hereby or otherwise made in writing by HBIO or Newco or by any Person authorized by HBIO or Newco to make representations on its behalf shall be true and correct in all material respects (except for any representations and warranties that are qualified by their terms as to materiality, which such representations and warranties as so qualified shall be true in all respects) at and as of the Closing as though newly made at such time. Each and all the agreements and conditions to be performed or satisfied by HBIO or Newco hereunder and under the other agreements, documents as instruments contemplated hereby at or prior to the Closing shall have been duly performed in all material respects; and HBIO and Newco shall have furnished the Company with certificates dated as of the date of the Closing to the foregoing effect.

    9.3 DELIVERY. HBIO shall have executed and delivered to the Company, as applicable, the following:

         (a) certified copies of resolutions of the board of directors of HBIO authorizing the execution of this Agreement and each of the other agreements, documents or instruments contemplated hereby to which HBIO is a party;

         (b) a copy of the Certificate of Incorporation and By-laws of HBIO which, in the case of the Certificate of Incorporation, is certified as of a recent date by the Secretary of State of the State of Delaware;

         (c) a certificate issued by the Secretary of State of the State of Delaware certifying that HBIO is validly existing and in good standing in the State of Delaware as of the most recent practicable date;

         (d) true and correct copies of each of the agreements, documents and instruments contemplated hereby to which HBIO is a party, and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith by HBIO;

         (e) certified copies of resolutions of the board of directors and stockholder of Newco authorizing the execution of this Agreement and each of the other agreements, documents or instruments contemplated hereby to which Newco is a party;

         (f) a copy of the Certificate of Incorporation and By-laws of Newco which, in the case of the Certificate of Incorporation, is certified as of a recent date by the Secretary of State of the State of Delaware;

         (g) certificates issued by the Secretary of State of the State of Delaware certifying that Newco is validly existing and in good standing in the State of Delaware as of the most recent practicable date;

         (h) true and correct copies of each of the agreements, documents and instruments contemplated hereby to which Newco is a party, and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith by Newco;

         (i) a certificate of the Secretary of HBIO certifying that the resolutions, Certificate of Incorporation and By-laws in paragraphs (a) and (b) above are in full force and effect and have not been amended or modified, and that the officers of HBIO are those Persons named in the certificate;

         (j) a certificate of the Secretary of Newco certifying that the resolutions, Certificate of Incorporation and By-laws in paragraphs (e) and (f) above are in full force and effect and have not been amended or modified, and that the officers of HBIO are those Persons named in the certificate; and

         (k) an opinion from Goodwin Procter LLP in form reasonably acceptable to the Company and its counsel.

    9.4 ESCROW AGREEMENT. HBIO and the Escrow Agent shall have executed and delivered to the Representatives, the Escrow Agreement in substantially the form of EXHIBIT 1.4 attached hereto.

    9.5 HSR ACT. Any applicable waiting period under the HSR Act (including any extensions thereof) shall have expired or been terminated.

SECTION 10. [RESERVED.]

SECTION 11. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

    11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties herein or in any schedule, exhibit or certificate delivered by any party to any other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing until the second anniversary of the date of the Closing, except for the representations and warranties made in Sections 3.3, 3.8, 4.1 or 4.3 and, to the extent it relates thereto, Section 3.32, each of which shall survive until the expiration of the applicable statute of limitations, if any. The expiration of any representation or warranty shall not affect any claim made prior to the date of such expiration. All covenants herein not fully performed shall survive the Closing and continue thereafter until fully performed. Any investigation, audit or other examination that may have been made or may be made at any time by or on behalf of the party to whom any such representation or warranty is made shall not limit or diminish such representations and warranties, and the parties may rely on the representations and warranties set forth in this Agreement irrespective of any information obtained by them by any investigation, audit or examination or otherwise.

    11.2 REGULATORY FILINGS. Each of the Company Parties will cooperate with HBIO to enable HBIO, the Company and Newco to make any and all regulatory filings required by them with respect to any of them or the transactions contemplated hereby (including, by way of example and not of limitation, the filing of tax returns).

SECTION 12. INDEMNIFICATION.

    12.1 INDEMNIFICATION BY THE STOCKHOLDERS.

    The Stockholders jointly and severally agree (except with respect to Sections 3.3(b) and 4.1, in which respect each Stockholder severally, and not jointly, agrees) to indemnify and hold HBIO and its subsidiaries and affiliates and persons serving as officers, directors, partners, stockholders or employees thereof (individually a "HBIO Indemnified Party" and collectively the "HBIO Indemnified Parties") harmless from and against any damages, liabilities, losses (including, without limitation, diminution in value), taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

         (a) fraud, intentional misrepresentation or a deliberate or willful breach by any Company Party of any of their representations, warranties or covenants under this Agreement or any agreement, document or instrument contemplated hereby or in any certificate, schedule or exhibit delivered pursuant hereto or thereto;

         (b) any breach of any representation or warranty of any Company Party under this Agreement or under any agreement, document or instrument contemplated hereby, or in any certificate, schedule or exhibit delivered pursuant hereto or thereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach;

         (c) any breach of any covenant of any Company Party under this Agreement or under any agreement, document or instrument contemplated hereby, or in any certificate, schedule or exhibit delivered pursuant hereto or thereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach;

         (d) the activities, conduct, business or operation of the Company prior to the Closing, or arising out of facts, events or circumstances regarding the Company existing prior to the Closing; and

         (e) any unpaid Taxes of the Company and its Subsidiary relating to periods ending on or prior to the Closing Date except to the extent that (i) such unpaid Taxes would result in an offset against the Company's net operating losses and (ii) no amounts would be payable by HBIO or the Surviving Corporation to any tax authority with respect to such Taxes.

    12.2 LIMITATIONS ON INDEMNIFICATION BY THE COMPANY PARTIES. Notwithstanding the foregoing, the right of HBIO Indemnified Parties to indemnification under
Section 12.1 shall be subject to the following provisions:

         (a) No indemnification shall be payable pursuant to Section 12.1(b) or 12.1(d) above to any HBIO Indemnified Party, unless the total of all claims for indemnification pursuant to Section 12.1 shall exceed $100,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof;

         (b) No indemnification shall be payable to a HBIO Indemnified Party by the Stockholders with respect to claims asserted pursuant to Section 12.1(b), 12.1(c), 12.1(d) or 12.1(e) to the extent the cumulative amount of all losses for which the HBIO Indemnified Parties have been indemnified pursuant to Sections 12.1(b), 12.1(c), 12.1(d) and 12.1(e): (i) prior to the second anniversary of the date of the Closing exceeds the fair market value of the Escrow Shares (as determined in accordance with Section 5(h) of the Escrow Agreement) then held in escrow; or (ii) on or after the second anniversary of the date of the Closing, exceeds (A) $1,750,000 PLUS (B) the amount of any claim with respect to which notice was given in the manner contemplated by Section
12.5 hereof prior to the second anniversary of the date of the Closing (such amount in this clause (B) not to exceed the fair market value of the Escrow Shares held in escrow after the second anniversary (as determined in accordance with Section 5(h) of the Escrow Agreement)).

         (c) No indemnification shall be payable to a HBIO Indemnified Party with respect to claims asserted pursuant to Section 12.1(b), 12.1(c) or 12.1(d) (exclusive of any claims for indemnification for Taxes or based upon or related to a breach of any representation, warranty or covenant with respect to Taxes or tax related matters (whether or not the representation which is breached specifically relates to Taxes) (which such claims may not be made after the expiration of the applicable statute of limitations relating to such Taxes) or any claims for indemnification related to the representations and warranties set forth in Sections 3.3, 4.1 or 4.3 and to the extent it relates thereto Section 3.32) after the second anniversary of the date of the Closing (the "Indemnification Cut-Off Date"); PROVIDED, HOWEVER, that such expiration shall not affect any claim with respect to which notice was given in the manner contemplated by Section 12.5 hereof prior to the Indemnification Cut-Off Date; PROVIDED, FURTHER, that this Section 12.2(c) shall not be applicable to claims for indemnification asserted pursuant to Section 12.1(c) after the Indemnification Cut-Off Date against Petra Krauledat.

         (d) No indemnification shall be payable for a reduction in the Company's net operating losses ("NOLs"). A reduction in the Company's NOLs shall not give rise to a claim for indemnification.

         (e) No Stockholder shall be obligated to indemnify any HBIO Indemnified Party for more than such Stockholder's pro rata share (based on the amount of merger consideration delivered to such Stockholder pursuant to Section 1 hereof relative to the aggregate merger consideration delivered to all of the Stockholders pursuant to Section 1 hereof) of any claim asserted pursuant to
Section 12.1(b), 12.1(c), 12.1(d) or 12.1(e) hereof.

    12.3 INDEMNIFICATION BY HBIO. HBIO agrees to indemnify and hold the Company Parties harmless from and against any damages, liabilities, losses (including, without limitation, diminution in value), taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel)of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by the Company Parties arising out of or based upon any breach of any representation, warranty or covenant made by HBIO in this Agreement or in any agreement, document or instrument contemplated hereby, or in any certificate, schedule or exhibit delivered pursuant hereto or thereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

    12.4 LIMITATION ON INDEMNIFICATION BY HBIO. Notwithstanding the foregoing, the rights of the Company Parties to indemnification under Section 12.3 shall be subject to the following provisions:

         (a) No indemnification pursuant to Section 12.3 shall be payable to the Company Parties, unless the total of all claims for indemnification pursuant to
Section 12.3 shall exceed $100,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof;

         (b) No indemnification pursuant to Section 12.3 shall be payable to the Company Parties to the extent the cumulative amount of all losses for which the Company Parties have been indemnified pursuant to this Section 12: (i) on or prior to the first anniversary of the date of the Closing, exceeds $5,250,000; or (ii) following the first anniversary of the date of the Closing, exceeds (A) $1,750,000 PLUS (B) the amount of any claim with respect to which notice was given in the manner contemplated by Section 12.5 hereof prior to the first anniversary of the date of the Closing (such amount in this clause (B) not to exceed $3,500,000);

         (c) No indemnification shall be payable to the Company Parties with respect to claims asserted pursuant to Section 12.3 above after the Indemnification Cut-Off Date; PROVIDED, HOWEVER, that such expiration shall not affect any claim with respect to which notice was given in the manner contemplated by Section 12.5 hereof prior to the Indemnification Cut-Off Date.

    12.5 NOTICE; DEFENSE OF CLAIMS. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder, provided that if the party seeking indemnification is a HBIO Indemnified Party it shall, at its option, either (a) provide notice of such claim to all Company Parties contemporaneously or (b) provide notice of such claim to the Company Party or Company Parties from whom it elects to seek indemnification, acknowledge that it has not provided notice to all Company Parties and acknowledge that the Company Party or Company Parties receiving such notice may elect to provide notice to all Company Parties. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within twenty (20) days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within twenty (20) days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised in writing by its counsel that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. The indemnifying party may not compromise or settle such claim or liability unless the compromise or settlement includes a release of all liability against the indemnified party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

    12.6 ESCROW SHARES. At the Effective Time or as soon thereafter as practicable, the Escrow Shares shall be deposited in escrow with the Escrow Agent by HBIO as provided in Section 1.4 hereof as a mechanism to satisfy potential claims for indemnification by HBIO under Section 12.1 of this Section
12. Subject to the limitations set forth in Section 12.2 above, any claims for indemnification against the Stockholders pursuant to Sections 12.1(b), 12.1(c), 12.1(d) and 12.1(e) hereof shall be satisfied first out of the Escrow Shares and then, to the extent such claim exceeds the Escrow Shares then available, by the Stockholders personally.

SECTION 13. DEFINITIONS.

    13.1 DEFINITIONS. For purposes of this Agreement and the Exhibits and Schedules hereto, the following terms shall have the respective meanings set forth in this Section 13.1:

    "AGREEMENT" shall have the meaning specified in the preamble hereof.

    "ARTICLES OF ORGANIZATION" shall have the meaning specified in Section 3.2 hereof.

    "AUDITED FINANCIAL INFORMATION" shall have the meaning specified in Section
5.14 hereof.

    "BASE BALANCE SHEET" shall have the meaning specified in Section 3.7(a)(i) hereof.

    "CAPITAL CHANGE" shall have the meaning specified in Section 1.1(g)(v) hereof.

    "CASH MERGER VALUE" shall have the meaning specified in Section 1.1(g)(vii) hereof.

    "CASH PER SHARE CONVERSION AMOUNT" shall have the meaning specified in
Section 1.1(g)(vii) hereof.

    "CLAIM" shall mean any restriction, lien, claim, charge, security interest, assignment, mortgage, deposit arrangement, pledge or encumbrance of any kind or nature whatsoever.

    "CLOSING" shall have the meaning specified in Section 2.1 hereof.

    "CLOSING DATE" shall have the meaning specified in Section 2.1 hereof.

    "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor to such code. For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

    "COMMON STOCK PER SHARE MERGER CONSIDERATION" shall have the meaning specified in Section 1.1(g)(vii) hereof.

    "COMPANY" shall mean Union Biometrica, Inc., a Massachusetts corporation.

    "COMPANY CERTIFICATES" shall have the meaning specified in Section 1.2(a) hereof.

    "COMPANY COMMON STOCK" shall have the meaning specified in the preamble hereof.

    "COMPANY PARTIES" shall have the meaning specified in the preamble hereof.

    "COMPANY PARTY" shall have the meaning specified in the preamble hereof.

    "COMPANY PREFERRED STOCK" shall have the meaning specified in the preamble hereof.

    "COMPANY SHARES" shall have the meaning specified in Section 4.1 hereof.

    "CONSTITUENT CORPORATION" shall have the meaning specified in Section 1.1(a) hereof.

    "DELAWARE LAW" shall mean the Delaware General Corporation Law 8 Del. C.Section 101 et seq., as the same may be amended from time to time, and any successor to such act.

    "DISSENTING SHARES" shall have the meaning specified in Section 1.1(g)(iv) hereof.

    "EFFECTIVE TIME" shall have the meaning specified in Section 1.1(c) hereof.

    "EMPLOYEE PROGRAM" shall have the meaning specified in Section 3.22(g)(i) hereof.

    "EMPLOYMENT/NON-COMPETITION AGREEMENT" shall have the meaning specified in
Section 8.5 hereof.

    "EMPLOYMENT ARRANGEMENT" shall have the meaning specified in Section 3.23(b) hereof.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any successor to such act.

    "ERISA AFFILIATE" shall have the meaning specified in Section 3.22(g)(iii) hereof.

    "ESCROW AGENT" shall have the meaning specified in Section 1.4 hereof.

    "ESCROW AGREEMENT" shall have the meaning specified in Section 1.4 hereof.

    "ESCROW SHARES" shall have the meaning specified in Section 1.4 hereof.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as the same may be amended from time to time, and any successor to such act.

    "EXHIBITS" shall mean the exhibits attached to and made a part of this Agreement.

    "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

    "HBIO" shall mean Harvard Bioscience, Inc., a Delaware corporation, or any of its permitted assigns hereunder.

    "HBIO AVERAGE PRICE PER SHARE" shall have the meaning specified in Section 1.1(g)(vii) hereof.

    "HBIO CERTIFICATES" shall have the meaning specified in Section 1.2(a) hereof.

    "HBIO COMMON SHARES" shall have the meaning specified in Section 1.2(a) hereof.

    "HBIO COMMON STOCK" shall mean HBIO's common stock, par value $.01 per share.

    "HBIO INDEMNIFIED PARTY" shall have the meaning specified in Section 12.1 hereof.

    "HBIO MERGER STOCK" shall have the meaning specified in Section 1.1(g)(vii) hereof.

    "HBIO OPTION" shall have the meaning specified in Section 1.1(g)(iii) hereof.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "INDEMNIFICATION CUT-OFF DATE" shall have the meaning specified in Section 12.2(c) hereof.

    "INTELLECTUAL PROPERTY ASSETS" shall have the meaning set forth in Section 3.13(p) hereof.

    "IRS" shall mean the Internal Revenue Service.

    "LEASED REAL PROPERTY" shall have the meaning specified in Section 3.6(a) hereof.

    "MASSACHUSETTS LAW" shall mean the Massachusetts Business Corporation Law MGL Ch.Section 156B, as the same may be amended from time to time, and any successor to such act.

    "MATERIAL ADVERSE EFFECT" shall mean, with respect to a Person, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of such Person.

    "MERGER" shall have the meaning specified in the preamble hereof.

    "MERGER CONSIDERATION" shall have the meaning specified in Section 1.2(a) hereof.

    "MULTIEMPLOYER PLAN" shall have the meaning specified in Section 3.23(g)(iv) hereof.

    "NEWCO" shall have the meaning specified in the preamble hereof.

    "OPTION" shall have the meaning specified in Section 1.1(g)(ii) hereof.

    "OWNED REAL PROPERTY" shall have the meaning specified in Section 3.6(a) hereof.

    "PERSON" means any individual, partnership (general or limited), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

    "PREFERRED STOCK DIVIDENDS" shall have the meaning specified in Section 1.1(g)(vii) hereof.

    "PREFERRED STOCK LIQUIDATION PREFERENCE" shall have the meaning specified in
Section 1.1(g)(vii) hereof.

    "PREFERRED STOCK PER SHARE LIQUIDATION PREFERENCE" shall have the meaning specified in Section 1.1(g)(vii) hereof.

    "PREFERRED STOCK PER SHARE MERGER CONSIDERATION" shall have the meaning specified in Section 1.1(g)(vii) hereof.

    "REAL PROPERTY" shall have the meaning specified in Section 3.6(a) hereof.

    "REPRESENTATIVES" shall have the meaning specified in Section 1.5 hereof.

    "SCHEDULES" shall mean the schedules attached to and made a part of this Agreement.

    "SEC" shall mean the Securities and Exchange Commission, or any successor agency thereto.

    "SEC REPORTS" shall have the meaning specified in Section 6.6 hereof.

    "SECURITIES ACT" shall mean the Securities Act of 1933 and any successor to such act.

    "STOCK CONVERSION NUMBER" shall have the meaning specified in Section 1.1(g)(vii) hereof.

    "STOCKHOLDER" shall have the meaning specified in the preamble hereof.

    "STOCKHOLDERS" shall have the meaning specified in the preamble hereof.

    "SUBSIDIARY" shall have the meaning specified in Section 3.4 hereof.

    "SURVIVING CORPORATION" shall have the meaning specified in Section 1.1(a) hereof.

    "TAXES" shall have the meaning specified in Section 3.8(b) hereof.

    "TAX RETURNS" shall have the meaning specified in Section 3.8(a) hereof.

SECTION 14.  MISCELLANEOUS.

    14.1 FEES AND EXPENSES. HBIO shall pay its own expenses (including, without limitation, any legal fees and expenses and investment banking fees) incident to the negotiation and consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby. The Stockholders shall pay the Company's and the Stockholders' expenses (including, without limitation, any legal fees and expenses and investment banking fees) incident to the negotiation and consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby; PROVIDED, HOWEVER, that the Company shall be permitted to pay or accrue legal fees and expenses not in excess of $150,000 and investment banking fees to Gateway Financial Group, Inc. not in excess of $200,000.

    14.2 DISPUTE RESOLUTION. Except with respect to matters as to which injunctive relief or specific performance is being sought, any dispute arising out of or relating to this Agreement that has not been settled within thirty
(30) days by good faith negotiation between the parties to this Agreement shall be submitted to JAMS/Endispute for final and binding arbitration pursuant to JAMS/Endispute's Arbitration Rules. Any such arbitration shall be conducted in Boston, Massachusetts. Such proceedings shall be guided by the following agreed upon procedures:

         (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

         (b) no other discovery;

         (c) hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place on one or two days at a maximum; and

         (d) decision to be rendered not more than ten (10) days following such hearings.

    14.3 WAIVERS. Any waiver of any terms or conditions or of the breach of any covenant, representation or warranty of this Agreement in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure or delay at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any provision hereof; provided, however, that no such waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance.

    14.4 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of The Commonwealth of Massachusetts without regard to its conflict of laws provisions.

    14.5 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, if sent by a recognized overnight delivery service, upon the next business day, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO HBIO OR NEWCO:                               Harvard Bioscience, Inc.
                                                84 October Hill Road
                                                Holliston, MA 01746
                                                Attn:  Mr. David Green
                                                Facsimile No.:  (508) 429-5732

         with a copy to:                        Goodwin Procter LLP
                                                Exchange Place
                                                Boston, MA  02109-2881
                                                Attn:  H. David Henken, P.C.
                                                Facsimile No.:  (617) 523-1231

TO THE COMPANY PARTIES:                         c/o Union Biometrica, Inc.
                                                19 Ward Street
                                                Somerville, MA 02143

                                                Attn:  Dr. Petra Krauledat
                                                Facsimile No.: (617) 591-8388

         with a copy to:                        Perkins, Smith & Cohen, LLP
                                                One Beacon Street
                                                Boston, MA  02108-3106
                                                Attn:  Normand F. Smith, Esq.
                                                Facsimile No.: (617) 854-4040

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

    14.6 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement and the transactions contemplated hereby which were relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

    14.7 ASSIGNABILITY; BINDING EFFECT. This Agreement or any of the obligations or rights hereunder (i) may not be assigned by HBIO or Newco without the prior written consent of the Company, and (ii) may not be assigned by any of the Company Parties without the prior written consent of HBIO. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns.

    14.8 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

    14.9 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed (a) in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document, and (b) by facsimile.

    14.10 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by HBIO, the Company and the Representatives, or in the case of a waiver, the party waiving compliance.

    14.11 PUBLICITY AND DISCLOSURES. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of HBIO and the Company, which consent shall not be unreasonably withheld, except as is otherwise required by applicable laws, rules and regulations (including, without limitation, the HSR Act, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder based on the advice of counsel).

    14.12 CONSENT TO JURISDICTION. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of the Commonwealth of Massachusetts for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 14.5 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit or in any other manner permitted by law and shall affect the right of a party to service legal process or to bring any action or proceeding in the courts of other jurisdictions.

    14.13 COMPANY PREFERRED STOCK ALLOCATION FOR TAX PURPOSES ONLY. If shares of Company Preferred Stock were purchased on different dates, then, for tax purposes only, the cash portion of the consideration payable to a holder of such Company Preferred Stock shall be deemed to be allocated first to the earliest lot purchased by such holder in the manner in described in Treas. Reg.
Section 1.1012-1(c)(1).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

HBIO:                                    HARVARD BIOSCIENCE, INC., a
                                         Delaware corporation

                                         By: /s/ David Green
                                            -----------------------------------
                                         Name: David Green
                                         Title: President

COMPANY:                                 UNION BIOMETRICA, INC., a
                                         Massachusetts corporation

                                         By: /s/ Petra Krauledat
                                            -----------------------------------
                                         Name:  Petra Krauledat
                                         Title: President

NEWCO:                                   UNION BIOMETRICA, INC., a
                                         Delaware corporation

                                         By: /s/ David Green
                                            -----------------------------------
                                         Name: David Green
                                         Title: President

STOCKHOLDERS:                            /s/ Petra Krauledat
                                         --------------------------------------
                                         Petra Krauledat

                                         /s/ Russell Gershman
                                         --------------------------------------
                                         Russell Gershman

                                         /s/ Anthony Ferrante
                                         --------------------------------------
                                         Anthony Ferrante

                                         /s/ Leonard Marchionni
                                         --------------------------------------
                                         Leonard Marchionni

                                         /s/ Sue Ann Burkett
                                         --------------------------------------
                                         Sue Ann Burkett


                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                         BROOK VENTURE FUND, L.P.
                                         By: Brook Venture Partners LLC, its
                                         General Partner


                                         By: /s/ Frederic H. Morris
                                            --------------------------------
                                         Name:  Frederic H. Morris
                                         Title:  Manager

                                         BROOK CO-INVESTMENT UNION
                                         LIMITED PARTNERSHIP
                                         By: Brook Venture Partners LLC, its
                                         General Partner


                                         By: /s/ Frederic H. Morris
                                            --------------------------------
                                         Name:  Frederic H. Morris
                                         Title:  Manager


                                         FEDERAL STREET PARTNERS
                                         By: Brook Venture Partners LLC, its
                                         Managing Partner


                                         By: /s/ Frederic H. Morris
                                            --------------------------------
                                         Name:  Frederic H. Morris
                                         Title:  Manager

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                         /s/ Frederic H. Morris
                                         --------------------------------------
                                         Frederic H. Morris


                                         /s/ Frederic H. Morris (on behalf of
                                         William Ames)
                                         --------------------------------------
                                         William Ames


                                         /s/ Andrew Clapp
                                         --------------------------------------
                                         Andrew Clapp


                                         /s/ Scott McCabe
                                         --------------------------------------
                                         Scott McCabe







                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]